UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

ELDORADO RESORTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT, DATED APRIL 17, 2019 – SUBJECT TO COMPLETION

ELDORADO RESORTS, INC.

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Eldorado Resorts, Inc. to be held on Wednesday, June 19, 2019 at 9:00 a.m. local time, at the Eldorado Resort Casino, 345 North Virginia Street, Reno, Nevada 89501.

The Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. There will be a brief report on the current status of our business.

As permitted by the Securities and Exchange Commission, the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report are being made available to stockholders over the internet. On or about April [    ], 2019, we will mail to each stockholder (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet, and how to access the WHITE Proxy Card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Please follow the instructions contained in the Notice of Internet Availability of Proxy Materials to access the WHITE Proxy Card and to vote on the internet or by telephone. If you request paper copies of the proxy materials, you may vote by signing and returning a WHITE proxy card in the envelope provided.

On behalf of the officers and directors of Eldorado Resorts, Inc., I thank you for your interest in the Company and hope that you will be able to attend our Annual Meeting.

For the Board of Directors,

GARY L. CARANO
Executive Chairman of the Board of Directors

April [ ], 2019

ELDORADO RESORTS, INC.

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Eldorado Resorts, Inc. will be held on Wednesday, June 19, 2019 at 9:00 a.m. local time, at the Eldorado Resort Casino, 345 North Virginia Street, Reno, Nevada 89501, for the following purposes:

1.

To elect the nine (9) director nominees to our Board of Directors, each to serve as directors until the 2020 annual meeting of stockholders, or until the earlier of their resignation or until their respective successors shall have been duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm;

3.	To approve the Amended and Restated Eldorado Resorts, Inc. 2015 Equity Incentive Plan;

4.	To hold an advisory vote to approve the compensation of our named executive officers;

5.	To consider five non-binding stockholder proposals from UNITE HERE, if properly presented at the Annual Meeting (Proposals 5, 6, 7, 8, and 9); and

6.	To transact such other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Stockholders entitled to notice of, and to vote at, the meeting will be determined as of the close of business on April 22, 2019, the record date fixed by the Board of Directors for such purposes. A list of these stockholders is available at our corporate offices and will be available at the Annual Meeting.

If you plan to attend the Annual Meeting, please bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date. For directions to the Annual Meeting, please contact Investor Relations by telephone at 775-328-0112 or visit our website at www.eldoradoresorts.com.

By order of the Board of Directors

Edmund L. Quatmann, Jr., Secretary

April [    ], 2019

UNITE HERE has filed preliminary proxy materials with the Securities and Exchange Commission seeking shareholder support for Proposals 5, 6, 7, 8, and 9 at the Annual Meeting. As such, you will receive proxy solicitation materials from UNITE HERE, including an opposition proxy statement and blue proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by UNITE HERE or any other statements that it may otherwise make. We encourage you to discard and not vote any blue proxy cards that you receive from UNITE HERE.

The Board of Directors does not endorse any of UNITE HERE’s proposals. The Board of Directors also recommends that you disregard any proxy card or solicitation materials that may be sent to you by UNITE HERE. Please note that using UNITE HERE’s blue proxy card to vote on any of the proposals on its proxy card will revoke any proxy you previously submitted. If you have already voted using UNITE HERE’s blue proxy card, you have every right to change your vote by following the instructions on the WHITE proxy card or WHITE voting instruction card you received from your bank, broker, trustee or other nominee, or by completing and submitting the WHITE proxy card made available to you. Only the latest validly executed proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 19, 2019: Our Proxy Statement and Fiscal Year 2018 Annual Report to Stockholders are available at http://www.proxyvote.com.

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ELDORADO RESORTS, INC.

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

(775) 328-0100

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Eldorado Resorts, Inc. for use at the Annual Meeting of Stockholders to be held on June 19, 2019.

Copies of Proxy Materials. As permitted by the Securities and Exchange Commission, we are making our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report available to our stockholders over the internet. On or about April [     ], 2019, we will mail to each of our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet, and how to access the WHITE Proxy Card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.

Purpose of Meeting. The purpose of the meeting is to vote on the following proposals:

1. To elect the nine (9) director nominees to our Board of Directors, each to serve as directors until the 2020 annual meeting of stockholders, or until the earlier of their resignation or until their respective successors shall have been duly elected and qualified;

2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm;

3. To approve the Amended and Restated Eldorado Resorts, Inc. 2015 Equity Incentive Plan;

4. To hold an advisory vote to approve the compensation of our named executive officers;

5. To consider five non-binding stockholder proposals from UNITE HERE, if properly presented at the Annual Meeting (Proposals 5, 6, 7, 8, and 9); and

6. To transact such other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

If You Receive Proxy Cards Sent by UNITE HERE. UNITE HERE has filed preliminary proxy materials with the Securities and Exchange Commission seeking shareholder support for Proposals 5, 6, 7, 8, and 9 at the Annual Meeting. As such, you will receive proxy solicitation materials from UNITE HERE, including an opposition proxy statement and blue proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by UNITE HERE or any other statements that it may otherwise make. We encourage you to discard and not vote any blue proxy cards that you receive from UNITE HERE.

The Board of Directors does not endorse any of UNITE HERE’s proposals. The Board of Directors also recommends that you disregard any proxy card or solicitation materials that may be sent to you by UNITE HERE. Please note that using UNITE HERE’s blue proxy card to vote on any of the proposals on its proxy card will revoke any proxy you previously submitted. If you have already voted using UNITE HERE’s blue proxy card, you have every right to change your vote by following the instructions on the WHITE proxy card or WHITE voting instruction card you received from your bank, broker, trustee or other nominee, or by completing and submitting the WHITE proxy card made available to you. Only the latest validly executed proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the annual meeting.

Board Recommendations. You are urged to submit the WHITE proxy card made available to you so that your shares can be voted at the Annual Meeting in accordance with your instructions. Our Board of Directors recommends the following votes:

1. FOR each of the director nominees to our Board of Directors;

2. FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm;

3. FOR the approval of the Amended and Restated Eldorado Resorts, Inc. 2015 Equity Incentive Plan;

4. FOR approval of the compensation of our named executive officers; and

5. AGAINST the five non-binding stockholder proposals of UNITE HERE (Proposals 5, 6, 7, 8, and 9).

Record Date. Only stockholders of record as of the close of business on April 22, 2019 will be entitled to notice of and to vote at the meeting and any postponement or adjournments thereof. As of April 22, 2019, [            ] shares of our common stock were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person.

Revocation of Proxies. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the Secretary of Eldorado Resorts, Inc. or by submission of another proxy bearing a later date. In addition, stockholders of record attending the meeting may revoke their proxies at any time before they are exercised. The Board of Directors strongly urges you not to sign or return any proxy card sent to you by UNITE HERE. If you have previously submitted a proxy card sent to you by UNITE HERE, you have the right to revoke that proxy and vote for all matters to be voted on at the Annual Meeting by using the WHITE proxy card made available to you. Only the latest validly executed proxy that you submit will be counted.

Quorum. A majority of the shares of our common stock entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock represented in person or by proxy (including shares which abstain, broker non-votes and shares that are not voted with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Required Vote. With respect to Proposal 1 (election of directors), stockholders may vote FOR all or some of the nominees or stockholders may vote WITHHOLD with respect to one or more of the nominees. The affirmative vote of the holders of a plurality of the shares represented at the meeting in person or by proxy and entitled to vote thereon is required to elect a director. A vote to WITHHOLD will have the effect of a negative vote.

With respect to Proposal 2 (ratification of Ernst & Young LLP as our independent registered public accounting firm), Proposal 3 (approval of The Amended and Restated Eldorado Resorts, Inc. 2015 Equity Incentive Plan), Proposal 4 (advisory vote to approve the compensation of our named executive officers), Proposal 5 (non-binding stockholder proposal regarding opting out of Nevada’s acquisition of controlling interest statute, if properly presented at the Annual Meeting), Proposal 6 (non-binding stockholder proposal regarding opting out of Nevada’s combinations with interested stockholders statute, if properly presented at the Annual Meeting), Proposal 7 (non-binding stockholder proposal regarding supermajority voting standards, if properly presented at the Annual Meeting), Proposal 8 (non-binding stockholder proposal regarding shareholder rights plans, if properly presented at the Annual Meeting), and Proposal 9 (non-binding stockholder proposal regarding voting standards for director elections, if properly presented at the Annual Meeting) stockholders may vote FOR,

AGAINST or ABSTAIN. Approval of Proposals 2, 3, 4, 5, 6, 7, 8 and 9 requires the affirmative vote of a majority of shares represented at the meeting in person or by proxy and entitled to vote thereon. A vote to ABSTAIN will have the effect of a negative vote.

As discussed under “Broker Non-Votes” on page 3, we do not expect there to be any broker non-votes on any proposal and therefore broker non-votes will have no effect on any proposal.

We know of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, then the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date of this proxy statement, we do not anticipate that any other matters will be raised at the Annual Meeting.

Appraisal and Dissenters’ Rights. Under Nevada law, stockholders are not entitled to appraisal or dissenters’ rights with respect to the proposals presented in this Proxy Statement.

Broker Non-Votes. A broker non-vote occurs when a broker, bank or other holder of record, in nominee name or otherwise, exercising its fiduciary powers (typically referred to as being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal and has not received voting instructions from the beneficial owner. Broker non-votes (like abstentions) will be counted as present for purposes of determining the presence of a quorum, and will have the effect of the outcome of the vote as set forth in “Required Vote” beginning on page 2 of this Proxy Statement. Under the New York Stock Exchange (“NYSE”) rules that govern brokers who are voting with respect to shares held in street name, brokers ordinarily have the discretion to vote those shares on routine matters, but not on non-routine matters. Routine matters include ratification of the selection of independent public accountants. Non-routine matters include, among other things, election of directors (Proposal 1) and advisory votes to approve the compensation of our named executive officers (Proposal 4).

However, because UNITE HERE has delivered proxy materials in opposition to our proposals, the rules of the NYSE governing brokers do not permit brokers to exercise discretionary authority regarding any proposals to be voted on at the Annual Meeting, including routine matters, such as the ratification of the selection of Ernst & Young LLP as our independent public accountants for our fiscal year ending December 31, 2019 (Proposal 2). As a result, if you do not instruct your bank, broker or other holder of record on how to vote your shares, then your shares may not be voted on these matters at the Annual Meeting. Accordingly, we urge you to give instructions to your bank, broker or other holder of record as to how you wish your shares to be voted so you may participate in the voting on these important matters.

Method and Expenses of Solicitation. We may solicit proxies personally and by telephone or facsimile or other electronic means by our regular employees, without any additional remuneration. The cost of soliciting proxies will be borne by us. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of stock held of record by such persons, and we will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation material.

Stockholders of Record. If your shares are registered in your own name, you may request paper copies of the proxy materials by following the instructions contained in the notice. Stockholders who have already made a permanent election to receive paper copies of the proxy materials will receive a full set of the proxy documents in the mail.

Beneficial Stockholders. If your shares are not registered in your name, you should receive written instructions on how to request paper copies of the proxy materials from your bank or broker. We recommend that you contact your bank or broker if you do not receive these instructions.

Attendance at the Annual Meeting. Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized representatives and our guests.

Householding Information. We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are permitted to deliver a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Householding allows us to reduce our printing and postage costs and reduces the volume of duplicative information you receive. Stockholders of record sharing an address who are receiving multiple copies of our Notice of Internet Availability of Proxy Materials and wish to receive a single copy of such material in the future should submit their request by contacting Broadridge Financial Solutions by telephone at 1-866-540-7095 or sending a written request via mail to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Notice of Internet Availability of Proxy Materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of such document be mailed to all stockholders at the shared address in the future.

However, please note that if you want to receive a paper copy of the WHITE Proxy Card or WHITE vote instruction form or other proxy materials for purposes of the Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting to be held on June 19, 2019, our stockholders are being asked to elect directors, each of whom will serve until the next annual meeting of stockholders or until his or her successor has been elected and qualified, or until his or her earlier resignation or removal. All of the nominees were designated as directors at the last annual meeting of stockholders.

Directors will be elected by the affirmative vote of the holders of a plurality of the shares represented in person or by proxy at the meeting. Stockholders may not vote their shares cumulatively in the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Any stockholder submitting a proxy has the right to withhold authority to vote for an individual nominee by writing that nominee’s name in the space provided on the proxy. Shares represented by all proxies received by us and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all of the nominees named below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to nominate someone else or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

Nominees for Directors

Gary L. Carano, Bonnie Biumi, Frank J. Fahrenkopf Jr., James B. Hawkins, Gregory J. Kozicz, Michael E. Pegram, Thomas R. Reeg, David P. Tomick and Roger P. Wagner have been nominated to serve as directors by our Board of Directors (“Board”), based upon the recommendation of our Nominating & Governance Committee. Pursuant to the terms of the merger agreement entered into in connection with our merger with Isle of Capri Casinos, Inc. (“Isle” or “Isle of Capri”), we agreed to take all actions necessary to expand the Board from seven directors to nine directors and appoint two members of the board of directors of Isle of Capri mutually agreed upon by us and Isle of Capri to fill the newly created vacancies and to use our reasonable best efforts to cause each such person to be re-elected to the Board at each of our two annual meetings of stockholders occurring after the closing of the merger with Isle of Capri. Ms. Biumi and Mr. Kozicz, who were members of the board of directors of Isle of Capri prior to the consummation of the merger, were appointed to the Board upon consummation of the merger on May 1, 2017.

The following table sets forth certain information regarding the nominees.

Name	Age	Position and Office Held
Gary L. Carano	67	Executive Chairman of the Board
Bonnie Biumi(1)	57	Director
Frank J. Fahrenkopf(2)(4)	79	Director
James B. Hawkins(1)(3)	63	Director
Gregory J. Kozicz(3)	57	Director
Michael E. Pegram(1)(2)(3)	67	Director
Thomas R. Reeg	47	Director; Chief Executive Officer; Chief Financial Officer
David P. Tomick(1)(4)(5)	67	Director
Roger P. Wagner(3)(4)	71	Director

(1)	Member of the Audit Committee
(2)	Member of the Compliance Committee
(3)	Member of the Compensation Committee
(4)	Member of the Nominating & Governance Committee
(5)	Lead Independent Director

The following briefly describes the business experience and educational background of each nominee for director and details the Board’s reasons for selecting each nominee for service on the Board.

Gary L. Carano, 67, has been Chairman of our Board of Directors since September 2014 and was our Chief Executive Officer from September 2014 until December 31, 2018, when he became Executive Chairman of our Board of Directors. Previously, Mr. Gary L. Carano served as President and Chief Operating Officer of Eldorado Resorts LLC from 2004 to September 2014, and as President and Chief Operating Officer of Eldorado HoldCo LLC from 2009 to September 2014. Mr. Gary L. Carano served as the General Manager and Chief Executive Officer of the Silver Legacy Resort Casino from its opening in 1995 to September 2014. Mr. Gary L. Carano serves on the board of directors of Recreational Enterprises, Inc., a stockholder of the Company. Mr. Gary L. Carano has served on a number of charitable boards and foundations in the state of Nevada. Mr. Gary L. Carano holds a Bachelor’s degree in Business Administration from the University of Nevada, Reno. In May 2012, Silver Legacy filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Nevada. Silver Legacy emerged from its Chapter 11 reorganization proceedings in November 2012. Mr. Gary L. Carano has been selected to serve as director because of his extensive experience in the gaming and hospitality industry and because of his familiarity with the business of Eldorado Resorts, Inc. Mr. Gary L. Carano is Mr. Anthony L. Carano’s father.

Bonnie Biumi, 57, was a director of Isle of Capri from October 2012 until May 1, 2017, at which time she was appointed to the Board of Directors in accordance with the provisions of the merger agreement with Isle of Capri. Ms. Biumi was President and Chief Financial Officer from 2007 to 2012 of Kerzner International Resorts, a developer, owner and operator of destination resorts, casinos and hotels. Previously, she held senior level financial positions at NCL Corporation, Ltd., Royal Caribbean Cruises, Ltd., Neff Corporation, Peoples Telephone Company, Inc. and Price Waterhouse. Ms. Biumi was a member of the board of directors of Home Properties, Inc., a publicly-traded company, from October 2013 to October 2015, and she is currently a member of the board of directors of Retail Properties of America, Inc., a publicly-traded company, where she serves as a member of the audit committee and chair of the compensation committee. She is a Certified Public Accountant. Ms. Biumi has been selected to serve as a director because of her extensive experience in corporate finance and accounting, investor relations, capital and strategic planning, mergers and acquisitions, as well as her service on the boards of other public companies. Ms. Biumi brings to the Board of Directors important perspectives with respect to leadership, financial and risk management.

Frank J. Fahrenkopf, 79, has served on our Board of Directors since September 2014. He served as President and Chief Executive Officer of the American Gaming Association (“AGA”), an organization that represents the commercial casino-entertainment industry by addressing federal legislation and regulatory issues, from 1995 until June 2013. At the AGA, Mr. Fahrenkopf was the national advocate for the commercial casino industry and was responsible for positioning the AGA to address regulatory, political and educational issues affecting the gaming industry. Mr. Fahrenkopf is currently co-chairman of the Commission on Presidential Debates, which he founded and which conducts debates among presidential candidates. He serves as a board member of the International Republican Institute, which he founded. He also founded the National Endowment for Democracy, where he served as Vice Chairman and a board member from 1983 to 1992. Mr. Fahrenkopf served as chairman of the Republican National Committee from 1983 to 1989. Prior to his role at AGA, Mr. Fahrenkopf was a partner at Hogan & Hartson, where he regularly represented clients before the Nevada gaming regulatory authorities. Mr. Fahrenkopf served as the first Chairman of the American Bar Association Committee on Gaming Law and was a founding Trustee and President of the International Association of Gaming Attorneys. Mr. Fahrenkopf also sits on the board of directors of 12 NYSE-listed public companies: First Republic Bank, Gabelli Equity Trust, Inc., Gabelli Utility Trust, Gabelli Global Multimedia Trust, Gabelli Dividend and Income Trust, Gabelli Gold and Natural Resources, Gabelli Small & Midcap Value Fund, Gabelli Goanywhere Trust, Gabelli Natural Resources, Gold & Income Trust, Gabelli NextShares Trust, Bankcroft Fund, and Ellsworth Growth & Income Trust. He is a graduate of the University of Nevada, Reno and holds a Juris Doctor from the University of California Berkeley School of Law. Mr. Fahrenkopf has been selected to serve as a director because of his extensive knowledge of gaming regulatory matters, his relevant legal experience and his experience as a director of many organizations.

James B. Hawkins, 63, has served on our Board of Directors since September 2014. Mr. Hawkins served as Chief Executive Officer and on the board of directors of Natus Medical Incorporated (“Natus”) from April 2004 to July 2018, and as President of Natus from June 2013 to July 2018 and from April 2004 to January 2011. Mr. Hawkins currently serves as a director of OSI Systems, a publicly traded company that develops and markets security and inspection systems, and served as a director of Digirad Corporation, a publicly traded company that provides diagnostic solutions in the science of imaging, from June 2012 until December 2014, and as a director of Iradimed Corporation, a publicly traded company that provides non-magnetic intravenous infusion pump systems, from 2005 until June 2016. Prior to joining Natus, Mr. Hawkins was President, Chief Executive Officer and on the board of directors of Invivo Corporation, a developer and manufacturer of vital sign monitoring equipment, and its predecessor, from 1985 until 2004, and as Secretary from 1986 until 2004. Mr. Hawkins earned a Bachelor’s degree in Business Commerce from Santa Clara University and an MBA from San Francisco State University. Mr. Hawkins has been selected to serve as a director because of his extensive experience in executive management oversight and as a director of multiple publicly traded companies.

Gregory J. Kozicz, 57, was a director Isle of Capri from January 2010 to May 1, 2017, at which time he was appointed to our Board of Directors in accordance with the provisions of the merger agreement with Isle of Capri. Mr. Kozicz is chief executive officer of Alberici Corporation, a St. Louis-based diversified construction, engineering and steel fabrication company. He also served on the Eighth District Real Estate Industry Council of the Federal Reserve Bank of St. Louis from 2006-2016. He has served as president and chief executive officer of Alberici Corporation and Alberici Constructors since 2005 and June 2004, respectively. Prior to his current roles, Kozicz was president of Alberici Constructors Ltd. (Canada). Before joining Alberici in 2001, Kozicz served as a corporate officer and divisional president for Aecon, a publicly-traded construction, engineering and fabrication company. Mr. Kozicz has been selected to serve as a director because he brings extensive experience in the areas of construction, corporate leadership and executive management. Mr. Kozicz has served in various leadership roles and brings important perspectives to the Board of Directors particularly in the area of both private and public companies.

Michael E. Pegram, 67, has served on our Board of Directors since September 2014. Mr. Pegram has been a partner in the Carson Valley Inn in Minden, Nevada since June 2009 and a partner in the Bodines Casino in Carson City, Nevada since January 2007. Mr. Pegram has more than thirty years of experience owning and operating twenty-five successful McDonald’s franchises. Mr. Pegram currently serves as a director of, and is the former Chairman of, the Thoroughbred Owners of California and has been the owner of a number of racehorses, including 1998 Kentucky Derby and Preakness Stakes winner, Real Quiet, 2010 Preakness Stakes winner, Lookin at Lucky, 1998 Breeders’ Cup Juvenile Fillies winner and 1999 Kentucky Oaks winner, Silverbulletday, 2001 Dubai World Cup winner, Captain Steve, and the 2007 and 2008 Breeders’ Cup Sprint winner, Midnight Lute. Additionally, Mr. Pegram has served as a director of Skagit State Bancorp since April 1997. Mr. Pegram has been selected to serve as a director because of his extensive experience in the horse racing industry and as an investor, business owner, and director of various companies.

David P. Tomick, 67, has served on our Board of Directors since September 2014. Mr. Tomick co-founded Securus, Inc., a company involved in the GPS monitoring and Personal Emergency Response business, and served as its Chief Financial Officer from 2008 to 2010 and as its Chairman from 2010 to March 2015. From 1997 to 2004 Mr. Tomick was Executive Vice President and Chief Financial Officer of SpectraSite, Inc., a NYSE-listed, wireless tower company. Mr. Tomick was, from 1994 to 1997, the Chief Financial Officer of Masada Security, a company involved in the security monitoring business and, from 1988 to 1994, the Vice President-Finance of Falcon Cable TV, where he was responsible for debt management, mergers and acquisitions, equity origination and investor relations. Prior to 1988, he managed a team of corporate finance professionals focusing on the communications industry for The First National Bank of Chicago. Mr. Tomick currently serves on the board of directors of Gryppers, Inc., Autocam Medical and First Choice Packaging and has served on the board of directors of the following organizations: Autocam Corporation, NuLink Digital and TransLoc, Inc. Mr. Tomick received his bachelor’s degree from Denison University and a masters of business administration from The Kellogg School of Management at Northwestern University. Mr. Tomick has been selected to serve as a director because of his financial and management expertise and his extensive experience with respect to raising capital, mergers and acquisitions, corporate governance and investor relations.

Roger P. Wagner, 71, has served on our Board of Directors since September 2014 and was a member of the board of directors of MTR Gaming Group, Inc. (“MTR”) from July 2010 to September 2014. Mr. Wagner has over forty years of experience in the gaming and hotel management industry. Mr. Wagner was a founding partner of House Advantage, LLC, a gaming consulting group that focuses on assisting gaming companies in improving market share and bottom line profits. Mr. Wagner served as Chief Operating Officer for Binion Enterprises LLC from 2008 to 2010, assisting Jack Binion in identifying gaming opportunities. From 2005 to 2007, Mr. Wagner served as Chief Operating Officer of Resorts International Holdings. Mr. Wagner served as President of Horseshoe Gaming Holding Corp. from 2001 until its sale in 2004 and as its Senior Vice President and Chief Operating Officer from 1998 to 2001. Prior to joining Horseshoe, Mr. Wagner served as President of the development company for Trump Hotels & Casino Resorts from 1996 to 1998, President and Chief Operating Officer of Trump Castle Casino Resort from 1991 to 1996 and President and Chief Operating Officer of Claridge Casino Hotel from 1983 to 1991. Prior to his employment by Claridge Casino Hotel, he was employed in various capacities by the Edgewater Hotel Casino, Sands Hotel Casino, MGM Grand Casino—Reno, Frontier Hotel Casino and Dunes Hotel Casino. Mr. Wagner holds a Bachelor of Science from the University of Nevada Las Vegas in Hotel Administration. Mr. Wagner has been selected to serve as a director because of his extensive experience in the gaming and hospitality industry and because of his familiarity with the business of MTR.

Thomas R. Reeg, 47, has served on our Board of Directors since September 2014, has served as Chief Financial Officer since March 2016 and became our Chief Executive Officer in January 2019. Mr. Reeg served as our President from September 2014 until December 31, 2018. Mr. Reeg served as a member of the board of managers of Eldorado Resorts LLC from December 2007 to September 2014, as Senior Vice President of Strategic Development for Resorts from January 2011 to September 2014 and a member of the executive committee of Silver Legacy (which is the governing body of Silver Legacy) from August 2011 through August 2014. Mr. Reeg serves on the board of directors of Recreational Enterprises, Inc., a stockholder of the Company. From September 2005 to November 2010, Mr. Reeg was a Senior Managing Director and founding partner of Newport Global Advisors L.P., which was an indirect stockholder of ours. Mr. Reeg was a member of the board of managers of NGA HoldCo, LLC, which was a stockholder of ours, from 2007 through 2011 and served on the board of directors of Autocam Corporation from 2007 to 2010. From 2002 to 2005 Mr. Reeg was a Managing Director and portfolio manager at AIG Global Investment Group (“AIG”), where he was responsible for co-management of the high-yield mutual fund portfolios. Prior to his role at AIG, Mr. Reeg was a senior high-yield research analyst covering various sectors, including the casino, lodging and leisure sectors, at Bank One Capital Markets. Mr. Reeg holds a Bachelor of Business Administration in Finance from the University of Notre Dame and is a Chartered Financial Analyst. Mr. Reeg has been selected to serve as a director because of his extensive financial experience and his familiarity with the business of Eldorado Resorts, Inc.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE FOR THEIR ELECTION AS DIRECTORS.

Corporate Governance

For a director to be considered independent, the director must meet the bright line independence standards under the listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”) and the Board must affirmatively determine that the director has no material relationship with us, directly, or as a partner, stockholder or officer of an organization that has a relationship with us. The Board determines director independence based on an analysis of the independence requirements of the NASDAQ listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination. The Board also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with us. The Board has determined that the following seven directors satisfy the independence requirements of NASDAQ: Bonnie Biumi, Frank J. Fahrenkopf, James B. Hawkins, Gregory J. Kozicz, Michael E. Pegram, David P. Tomick and Roger P. Wagner.

The Board held seven (7) meetings and acted four (4) times by written consent during the year ended December 31, 2018. Each current director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he or she was a member (from the time of the appointment to such committee) during such year.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of our financial statements. Our Audit Committee currently consists of Mr. Tomick, as Chair, and Ms. Biumi and Messrs. Hawkins and Pegram, all of whom are independent directors. During the year ended December 31, 2018, the Audit Committee held four (4) meetings. The Audit Committee’s responsibilities are discussed in a written charter adopted by the Board of Directors. The Audit Committee charter is available on our Internet website at ir.eldoradoresorts.com under “Governance—Governance Documents.” Our website and information contained on it or incorporated in it are not intended to be incorporated in this Proxy Statement or our other filings with the Securities and Exchange Commission.

Compensation Committee

Our Compensation Committee currently consists of Messrs. Wagner, as Chair, Hawkins, Kozicz and Pegram. The Board has determined that each of Messrs. Wagner, Hawkins, Kozicz and Pegram meet the NASDAQ independence requirements. The Compensation Committee’s responsibilities are outlined in a written charter adopted by the Board of Directors. The Compensation Committee charter is available on our Internet website at ir.eldoradoresorts.com under “Governance—Governance Documents.”

The Compensation Committee makes recommendations (and, where appropriate, makes determinations) with respect to salaries, bonuses, restricted stock, and deferred compensation for our executive officers as well as the policies underlying the methods by which we compensate our executives. During the year ended December 31, 2018, the Compensation Committee held four (4) meetings. Except as otherwise delegated by the Board of Directors or the Compensation Committee, the Compensation Committee acts on behalf of the Board with respect to compensation matters. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated Compensation Committee members to perform certain of its duties on its behalf, including, to the extent permitted by applicable law, the delegation to a subcommittee of one director the authority to grant stock options and equity awards. The Compensation Committee reviews the recommendations of our Chief Executive Officer (“CEO”) with respect to individual elements of the total compensation of our executive officers (other than the CEO) and key management.

Compensation Policies and Risk Management. It is the responsibility of the Compensation Committee to review our compensation policies and practices in the context of their potential encouragement of excessive risk-taking behavior. We believe that any risks arising from our current compensation policies and practices are not reasonably likely to have a material adverse effect on us. As described in the section entitled “Compensation Discussion and Analysis” below, we continue to review and develop our compensation policies with the objective of ensuring that management incentives promote disciplined, sustainable achievement of our long-term goals.

Nominating and Governance Committee

Our Nominating and Governance Committee currently consists of Messrs. Fahrenkopf, as Chair, Tomick, and Wagner. The Nominating and Governance Committee’s responsibilities are discussed in a written charter adopted by the Board of Directors. The Nominating and Governance Committee charter is available on our Internet website at ir.eldoradoresorts.com under “Governance—Governance Documents.” Our Board of Directors has determined that each of the members of the Nominating and Governance Committee is “independent” within the meaning of the general independence standards in the listing standards of NASDAQ. During the year ended December 31, 2018, the Nominating and Governance Committee held two (2) meetings. The primary purposes and responsibilities of the Nominating and Governance Committee are to (1) identify and vet individuals qualified to become directors, consistent with the criteria approved by our Board of Directors set forth in the Nominating and Governance Committee Charter, (2) nominate qualified individuals for election to the Board of Directors at the next annual meeting of stockholders, and (3) in consultation with the Chairperson of the Board, review the operational relationship of the various committees of the Board as set forth in the Nominating and Governance Committee Charter.

Director Candidate Recommendations and Nominations by Stockholders. The Nominating and Governance Committee’s Charter provides that the Nominating and Governance Committee will consider director candidate nominations by stockholders. In evaluating nominations received from stockholders, the Nominating and Governance Committee will apply the same criteria and follow the same process set forth in the Nominating and Governance Committee Charter as it would with its own nominations.

Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates. The Nominating and Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Nominating and Governance Committee Charter. In identifying candidates, the Nominating and Governance Committee has the authority to engage and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm. The Nominating and Governance Committee evaluates any candidate’s qualifications to serve as a member of our Board based on the totality of the merits of the candidate and not based on minimum qualifications or attributes. In evaluating a candidate, the Nominating and Governance Committee takes into account the background and expertise of individual Board members as well as the background and expertise of our Board as a whole. In addition, the Nominating and Governance Committee evaluates a candidate’s independence and his or her background and expertise in the context of our Board’s needs. The Nominating and Governance Committee Charter requires that the Nominating and Governance Committee ascertain that each nominee has: (i) demonstrated business and industry experience that is relevant to us; (ii) the ability to meet the suitability requirements of all relevant regulatory agencies; (iii) freedom from potential conflicts of interest with us and independence from management with respect to independent director nominees; (iv) the ability to represent the interests of stockholders; (v) the ability to demonstrate a reasonable level of financial literacy; (vi) the availability to work with us and dedicate sufficient time and energy to his or her board duties; (vii) an established reputation for good character, honesty, integrity, prudent business skills, leadership abilities as well as moral and ethical bearing; and (viii) the ability to work constructively with our other directors and management. The Nominating and Governance Committee may also take into consideration whether a candidate’s background and skills meet any specific needs of the Board that the Nominating and Governance Committee has identified and will take into account diversity in professional and personal experience, background, skills, race, gender and other factors of diversity that it considers relevant to the needs of the Board. The Nominating and Governance Committee does not have a formal policy regarding diversity in identifying candidates; however, the Nominating and Governance Committee may consider periodically, at the request of the Board, the desired composition of the Board, including such factors as expertise and diversity.

Compliance Committee

As a publicly traded corporation registered with and licensed by multiple regulatory bodies and as required by the Nevada Gaming Commission and the Mississippi Gaming Commission, we maintain a Compliance Committee which implements and administers our Compliance Plan. The Compliance Committee’s duties include investigating key employees, vendors of goods and services, sources of financing, consultants, lobbyists and others who wish to do substantial business with us or our subsidiaries and making recommendations to our management concerning suitability. Our Compliance Committee currently includes independent directors Messrs. Fahrenkopf and Pegram, and non-director members A.J. “Bud” Hicks (who serves as the chairperson and an independent member of the Committee), Anthony L. Carano, Stephanie Lepori and Jeffrey Hendricks (who serves as the Compliance Officer). Mr. Edmund L. Quatmann, Jr. also serves as an ex-officio member of the Committee. The Compliance Committee held four (4) meetings in 2018.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is, or during 2018 was, or has previously been, an officer or employee of us or our subsidiaries. During 2018, no member of the Compensation Committee had any direct or indirect material interest in a transaction or a business relationship with us that would require disclosure under the rules of the SEC relating to disclosure of related party transactions. In 2018, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or the Compensation Committee.

Stockholder Communications

Stockholders may communicate with the Board of Directors by sending written correspondence to the Chairman of the Nominating and Governance Committee at the following address: Eldorado Resorts, Inc., 100 West Liberty St., Suite 1150, Reno, NV 89501, Attention: Corporate Secretary. The Chairman of the Nominating and Governance Committee and his or her duly authorized representatives shall be responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Corporate Secretary is responsible for evaluating the materiality of each stockholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board, (ii) one or more Board members and/or (iii) other individuals or entities.

Board Leadership Structure and Risk Oversight

Effective January 1, 2019, Mr. Gary L. Carano became Executive Chairman of the Board of Directors, Mr. Reeg became our Chief Executive Officer and Mr. Anthony L. Carano became our President and Chief

Operating Officer. In these roles, Messrs. Reeg and Anthony L. Carano have general charge and management of our affairs, property and business, while Mr. Gary L. Carano provides independent oversight of senior management and Board matters and serves as a valuable bridge between our Board of Directors and our management. In addition, the Executive Chairman provides guidance to the Chief Executive Officer, sets the agenda of the Board of Directors in consultation with the Chief Executive Officer and Lead Independent Director and presides over meetings of stockholders and the Board.

Mr. Tomick is our Lead Independent Director. He has, in addition to the powers and authorities of any member of the Board of Directors, the power and authority to chair executive sessions and to work closely with the Executive Chairman in determining the appropriate schedule for the Board of Directors meetings and assessing the quality, quantity and timeliness of information provided from our management to the Board of Directors. The Lead Independent Director position is at all times held by a director who is “independent” as defined in Nasdaq Rule 5605(a)(2).

The Board believes that this leadership structure is appropriate at this time. Although the roles of Chief Executive Officer and Chairman of the Board are currently separate, the Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in our best interests and the best interests of our stockholders to make that determination based on the position and direction of our company and the composition of the Board. We believe this structure facilitates independent oversight of management while fostering effective communication between our management and the Board.

Our senior management is responsible for the day-to-day assessment and management of our risks, and our Board is responsible for oversight of our enterprise risk management in general. The risks facing us include risks associated with our financial condition, liquidity, operating performance, ability to meet our debt and master lease obligations and regulations applicable to our operations and compliance therewith. The Board’s oversight is primarily managed and coordinated through Board committees. Our Audit Committee oversees risk management with respect to our significant financial and accounting policies as well as the effectiveness of management’s processes that monitor and manage key business risks, and the Compliance Committee is responsible for overseeing risks associated with our gaming activities and regulatory compliance. Additionally, the Compensation Committee oversees risks related to compensation policies. The Audit, Compensation and Compliance Committees report their findings to the full Board. In addition, at its meetings, the Board discusses risks that we face, including those management has highlighted as the most relevant risks. Furthermore, the Board’s oversight of enterprise risk involves assessment of the risk inherent in our long-term strategies, as well as other matters brought to the attention of the Board. We believe that the structure and experience of our Board allows our directors to provide effective oversight of risk management. The Board recognizes that it is our responsibility and the responsibility of our management to identify and attempt to mitigate risks that could cause significant damage to our business or stockholder value.

Audit Committee Financial Expert

The Securities and Exchange Commission adopted a rule requiring disclosure concerning the presence of at least one “audit committee financial expert” on audit committees. Our Board has determined that each of Ms. Biumi and Messrs. Hawkins and Tomick qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission and that each of them is independent, as independence for Audit Committee members is defined pursuant to the applicable NASDAQ listing requirements.

Code of Ethics

We have adopted a code of ethics and business conduct applicable to all directors and employees, including the chief executive officer, chief financial officer and principal accounting officer. The code of ethics and business conduct is posted on our website, ir.eldoradoresorts.com under “Governance—Governance Documents” and a printed copy will be delivered on request by writing to the Corporate Secretary at Eldorado Resorts, Inc.,

c/o Corporate Secretary, 100 West Liberty Street, Suite 1150, Reno, Nevada, 89501. We intend to satisfy the disclosure requirement regarding certain amendments to, or waivers from, provisions of our code of ethics and business conduct by posting such information on our website.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 8, 2019, the ownership of the presently issued and outstanding shares of our common stock by persons known by us to be a beneficial owner of 5% or more of such stock, and the ownership of such stock by our named executive officers and directors, individually and as a group. Unless otherwise indicated, the address for each of the stockholders listed below is c/o 100 West Liberty Street, Suite 1150, Reno, Nevada, 89501.

Name	Amount and Nature of Beneficial Ownership	Percentage of Class
Recreational Enterprises, Inc.(1)	11,129,867	14.37%
FMR LLC (2)	10,440,015	13.48%
BlackRock, Inc.(3)	7,447,282	9.62%
The Vanguard Group, LLC(4)	5,439,819	7.03%
Gary L. Carano(5)	381,525	*
Bonnie Biumi(6)	18,917	*
Frank J. Fahrenkopf(7)	43,137	*
James B. Hawkins(8)	113,137	*
Gregory J. Kozicz(9)	12,445	*
Michael E. Pegram(10)	104,834	*
Thomas R. Reeg(11)	199,374	*
David P. Tomick(10)(13)	55,937	*
Roger P. Wagner	134,305	*
Anthony L. Carano(12)	52,496	*
Edmund L. Quatmann, Jr.(14)	109,035	*
All Board Members and Executive Officers as a Group(15)	1,225,142	1.58%

*	Indicates less than one percent.
(1)

The voting stock of Recreational Enterprises, Inc. (“REI”) is beneficially owned by the following members of the Carano family in the following percentages: The Donald L. Carano Trust—49.5%; Gary L. Carano—10.1%; Gene R. Carano—10.1%; Gregg R. Carano—10.1%; Cindy L. Carano—10.1% and Glenn T. Carano—10.1%. The voting power and dispositive power with respect to REI’s interest in us is controlled by REI’s board of directors that is elected by the family members (voting in proportion to the percentages above). Gary L. Carano holds his interest in REI directly and indirectly through various trusts. In addition, Gary L. Carano and Thomas R. Reeg are members of the board of directors of REI. Mr. Gary L. Carano and Mr. Reeg do not have voting or dispositive power with respect to the shares of common stock held by REI and disclaim beneficial ownership of such shares of common stock. The address of REI is P.O. Box 2540, Reno, Nevada 89505.

(2)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G/A as filed with the Securities and Exchange Commission on February 13, 2019. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G/A as filed with the Securities and Exchange Commission on February 7, 2019. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G as filed with the Securities and Exchange Commission on February 11, 2019. The address of The Vanguard Group, LLC is 100 Vanguard Blvd, Malvern, PA 19355.

(5)

Represents shares of our common stock owned directly by Mr. Gary L. Carano and indirectly by Mr. Gary L. Carano through the Gary L. Carano S Corporation Trust. In addition to the shares of our common stock reported in the table above, Gary L. Carano holds a 10.1% ownership interest in, and is a member of the board of directors of, REI. He does not hold voting power or dispositive power with respect to REI’s 11,129,867 shares of our common stock and he disclaims beneficial ownership of REI’s 11,129,867 shares of our common stock except to the extent of any pecuniary interest therein.

(6)	Includes 4,612 deferred RSUs that are acquirable within 60 days.
(7)	Consists of 43,137 deferred RSUs that are acquirable within 60 days.
(8)	Includes 43,137 deferred RSUs that are acquirable within 60 days.
(9)	Includes 8,917 deferred RSUs that are acquirable within 60 days.
(10)	Includes 38,525 deferred RSUs that are acquirable within 60 days.
(11)	Includes 60,894 shares of common stock that are subject to a pledge arrangement.
(12)	Includes 20,479 shares of common stock that are subject to a pledge arrangement.
(13)	Includes 4,700 shares owned by Mr. Tomick’s wife and 700 shares owned by Mr. Tomick’s son who lives with him.
(14)	Includes 22,520 shares issuable upon the exercise of stock options that are exercisable within 60 days.
(15)	Includes 176,853 deferred RSUs that are acquirable within 60 days and 22,520 shares issuable upon the exercise of stock options that are exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of the shares of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the years ended December 31, 2018 and 2017, except that the following forms were filed late: (a) (i) one Form 4 for Ms. Biumi reporting one transaction, (ii) three Form 4s for Mr. Anthony Carano each reporting one transaction, (iii) three Form 4s for Mr. Reeg each reporting one transaction, (iv) three Form 4s for Ms. Lepori each reporting one transaction, (v) one Form 4 for Mr. Fahrenkopf reporting one transaction, (vi) one Form 4 for Mr. Hawkins reporting one transaction, (vii) one Form 4 for Mr. Pegram reporting one transaction, (viii) one Form 4 for Mr. Tomick reporting one transaction, (ix) one Form 4 for Mr. Wagner reporting one transaction and (x) two Form 4s for Mr. Gary Carano each reporting one transaction, all of which related to equity-based awards, and (b) one Form 3 for Mr. Gene Carano reporting his initial insider status. We are enhancing our controls and procedures to ensure timely compliance.

Director Compensation

The Compensation Committee is responsible for reviewing director compensation and making relevant recommendations to the Board. In connection with reviewing and making recommendations with respect to director compensation, the Compensation Committee considers the reports and recommendations provided by Aon, the Compensation Committee’s independent compensation consultant and concluded that our current director compensation structure is reasonable and appropriate. During 2018, our non-employee directors each received a cash retainer of $60,000 and restricted stock unit awards having a fair value of $150,000. In addition, each committee member, except for the Board committee chairs, is entitled to the following annual cash retainer: Audit Committee: $15,000; Compensation Committee: $10,000; Nominating and Governance Committee: $7,500; Compliance Committee: $7,500. Each Board committee chair is entitled to the following annual retainer: Audit Committee Chair: $25,000; Compensation Committee Chair: $20,000; Nominating and Governance Committee Chair: $15,000. The Lead Independent Director is also entitled to a $25,000 annual cash retainer. The Compliance Committee Chair is a Board representative who is not entitled to compensation. We also reimburse our directors for reasonable expenses incurred in attending meetings.

The following table sets forth the compensation of our non-employee directors for compensation earned in 2018. Directors who are also our employees do not receive compensation (other than their compensation as our employees) for their services on the Board.

Director Compensation 2018 Name	Fees earned($)	Stock awards ($)(1)(2)	Total ($)
(a)	(b)	(c)	(h)
Bonnie Biumi	75,000	150,000	225,000
Frank J. Fahrenkopf Jr.	82,500	150,000	232,500
James B. Hawkins	85,000	150,000	235,000
Gregory J. Kozicz	70,000	150,000	220,000
Michael E. Pegram	92,500	150,000	242,500
David P. Tomick	117,500	150,000	267,500
Roger P. Wagner	87,500	150,000	237,500

(1)

Amounts shown represent the grant date fair value of stock awards calculated in accordance with ASC 718-Compensation-Stock Compensation (“ASC 718”). During 2018, 4,612 restricted stock units were issued to each non-employee director.

(2)	As of December 31, 2018, each non-employee director, other than Ms. Biumi and Mr. Kozicz who each held 4,612 RSUs, held an aggregate of 38,832 RSUs.

Transactions with Related Persons

Leased property. We own the entire parcel on which Eldorado Reno is located, except for approximately 30,000 square feet which is leased from C. S. & Y. Associates, which is an entity partially owned by REI, which is owned by members of the Carano family, including Gary L. Carano, and various trusts of which members of the Carano family are beneficiaries. In addition, each of Gary L. Carano and Thomas R. Reeg serve as members of the board of directors of REI. The lease expires on June 30, 2027. Rent pursuant to the lease amounted to $600,000 in 2018.

Compensation Paid to Related Parties. For the period beginning January 1, 2018 to March 31, 2019, family members who are related to Gary L. Carano and Thomas R. Reeg, or are associated with REI, were paid compensation in connection with their positions as follows:

Name	Relationship	Position	Entity	Cash & Other Compensation ($)(1)	2018 RSUs($)(2)	2019 RSUs($)(3)	Total ($)
Cindy Carano	Sister of Gary L. Carano	Executive Director of Community Relations	Silver Legacy, Eldorado Reno and Circus Circus Reno	167,923	—	—	167,923
Gene Carano	Brother of Gary L. Carano	Senior Vice President of Regional Operations; Mr. Gene Carano retired July 1, 2018	Eldorado Resorts, Inc.	905,919	391,400	—	1,297,319
Glenn Carano	Brother of Gary L. Carano	Senior Vice President of Regional Operations	Eldorado Resorts, Inc.	964,905	367,200	374,549	1,706,654
Gregg Carano	Brother of Gary L. Carano	Senior Vice President - Food & Beverage	Eldorado Resorts, Inc.	452,892	330,480	45,853	829,225
William Reeg	Brother of Thomas R. Reeg	Vice President of Operations	Eldorado Resorts, Inc.	255,459	81,805	117,479	454,743

(1)	Includes base salary, bonus amounts paid in respect of 2018, 401(k) matching contributions, certain perquisites and, in the case of Gene Carano, severance in connection with his retirement.

(2)

Represents aggregate grant date fair value of performance and time-based RSUs granted January 26, 2018 at $32.52 per share at 100% target. Mr. William Reeg’s performance and time-based RSUs were granted May 7, 2018 at $39.24 per share at 100% target.

(3)	Represents aggregate grant date fair value of performance and time-based RSUs granted January 25, 2019 at $40.65 per share at 100% target.

Following the end of 2018, two individuals who will qualify as related parties commenced employment with us. Nina Carano, the daughter of Mr. Gary L. Carano, joined us as our Director of Corporate Advertising and has an annual base salary of $165,000, with a cash bonus opportunity equal to 20% of such amount, and received an award of restricted stock units with a grant date value of $75,000. Shawn Clancy, the brother-in-law of Mr. Reeg, joined us as our Chief Development Officer and has an annual base salary of $275,000, with a cash bonus opportunity equal to 40% of such amount, a long-term incentive opportunity equal to 50% of such amount, and received an award of restricted stock units with a grant date value of $100,000.

Approval of Related Party Transactions

Our Code of Ethics and Business Conduct (the “Code”) requires that any proposed transaction between us and a related party, or in which a related party would have a direct or indirect material interest, be promptly disclosed to our Compliance Committee. The Compliance Committee is required to disclose such proposed transactions promptly to our Audit Committee.

Our Audit Committee Charter requires our Audit Committee to review and approve all of our related party transactions. Any director having an interest in the transaction is not permitted to vote on such transaction. The Audit Committee will determine whether or not to approve any such transaction on a case-by-case basis and in accordance with the provisions of the Audit Committee Charter and the Code, including the standards set forth in the Conflicts of Interest Policy contained in the Code. Under the Code, a “related party” is any of the following:

•	an executive officer;

•	a director (or director nominee);

•	an immediate family member of any executive officer or director (or director nominee);

•	a beneficial owner of five percent or more of any class of our voting securities;

•	an entity in which one of the above described persons has a substantial ownership interest or control of such entity; or

•	any other person or entity that would be deemed to be a related person under Item 404 of SEC Regulation S-K or applicable NASDAQ rules and regulations.

EXECUTIVE COMPENSATION

Fiscal year 2018 was a year of expansion, integration and transition for our Company. During 2018, we acquired Elgin Riverboat Resort – Riverboat Casino d/b/a Grand Victoria Casino (“Grand Victoria”) and Tropicana Entertainment, Inc. (“Tropicana Entertainment”). As of the date hereof, we own and/or operate 26 properties across 12 states. As discussed in the sections that follow below, a number of our compensation decisions in respect of 2018 reflect the expansion of our organization as a result of the acquisitions of Grand Victoria and Tropicana Entertainment, as well as the leadership efforts exhibited by each of the named executive officers (also referred to herein as “NEOs”) during this period.

2018 BUSINESS REVIEW

The Tropicana Entertainment and Grand Victoria acquisitions added 8 properties across 7 new markets to the ERI portfolio. As a result of the acquisitions (including the 2017 Isle acquisition), in aggregate, Eldorado’s properties feature approximately 28,000 slot machines and video lottery terminals (VLTs) and approximately 775 table games, and over 12,500 hotel rooms resulting in an incremental $575.5 million increase in net revenues in 2018.

Compensation Discussion & Analysis

In this Compensation Discussion and Analysis (“CD&A”), we describe the material components of our executive pay programs for our named executive officers for 2018.

This CD&A provides an overview and explanation of:

•	our compensation programs and policies for certain of our named executive officers identified below;

•	the compensation decisions made by the Compensation Committee under those programs and policies; and

•	the material factors that the Compensation Committee considered in making those decisions.

For 2018, our NEOs and the titles they held as of the last day of 2018 are as follows:

•	Gary L. Carano, Chief Executive Officer and Chairman of the Board

•	Thomas R. Reeg, President and Chief Financial Officer and member of the Board

•	Anthony L. Carano, Executive Vice President and Chief Operating Officer

•	Edmund L. Quatmann, Jr., Executive Vice President and Chief Legal Officer

On September 25, 2018, the Board approved a new executive management structure. These changes were made in order to better leverage the roles, skills and experience of our executive management team. Effective January 1, 2019, Mr. Gary L. Carano became Executive Chairman of the Board of Directors, Mr. Reeg became Chief Executive Officer and Mr. Anthony L. Carano became President and Chief Operating Officer. On February 1, 2019, we entered into an employment agreement with Bret Yunker to serve as our Chief Financial Officer. Mr. Yunker’s employment with us will begin on a mutually agreeable date not later than May 2, 2019.

The following briefly describes the business experience and educational background for Anthony L. Carano and Edmund L. Quatmann, Jr. The biographies of Gary L. Carano and Thomas R. Reeg are provided under the section titled “Nominees for Director.”

Anthony L. Carano, 37, became our Executive Vice President, General Counsel and Secretary in September 2014, Executive Vice President of Operations in August 2016, Executive Vice President and Chief Operating Officer in May 2017 and President and Chief Operating Officer in January 2019. Prior to joining us, Mr. Anthony L. Carano was an attorney at the Nevada law firm of McDonald Carano Wilson, LLP, where his practice was devoted primarily to transactional, gaming and regulatory law. Mr. Anthony L. Carano holds a B.A. from the University of Nevada, his J.D. from the University of San Francisco, School of Law and his M.B.A. in Finance from the University of San Francisco, School of Business. Anthony L. Carano is Gary L. Carano’s son.

Edmund L. Quatmann, Jr., 48, became our Executive Vice President, Chief Legal Officer and Secretary in May 2017. Prior to joining us, Mr. Quatmann served as the Chief Legal Officer and Secretary for Isle of Capri Casinos, Inc. from July 2008 until our merger with Isle of Capri in May 2017. Mr. Quatmann holds a B.S. from Purdue University and a J.D. from St. Louis University School of Law.

2018 Advisory Vote on Executive Compensation (“Say-on-Pay”)

The Compensation Committee and our Board considered the results of the advisory, non-binding stockholder vote to approve executive compensation presented at our 2018 Annual Meeting, where over 98% of votes cast approved the compensation program described in our proxy statement for the 2018 Annual Meeting. We currently hold such say-on-pay votes on an annual basis. The Compensation Committee takes seriously its role in the governance of our compensation programs and values thoughtful input from our stockholders, and may consider the results of future say-on-pay votes in connection with making future compensation-related decisions to the extent it deems it appropriate to do so. Any changes made to our executive compensation programs for 2018 were based on the Compensation Committee’s ongoing review and assessment of such programs and were not made solely as a result of the 2018 say-on-pay vote.

Key Features of Our Executive Compensation Program

	What We Do		What We Don’t Do
✓	Set stock ownership guidelines for NEOs and directors	×	No change-in-control severance multiple in excess of three times annual base salary and target annual bonus
✓	Set maximum payout limit on our annual incentive plan and long-term incentive plan awards	×	No excise tax gross-ups upon a change-in-control

✓	For 2018, emphasize pay for performance, with 57% of our Chief Executive Officer’s total pay opportunity being performance-based “at risk” compensation and an average of 31% being performance-based “at risk” compensation for our other NEOs	× ×	No re-pricing or cash buyout of underwater stock options or SARs is allowed No enhanced retirement benefits for named executive officers

✓	Have an executive compensation clawback policy that allows us to recover certain incentive compensation paid to executives in certain circumstances

Our Compensation Strategy

Our executive compensation program is designed to attract, motivate and retain critical executive talent, and to motivate actions that drive profitable growth and enhance long-term value for our stockholders. This program includes base salary and performance-based incentives (including both cash-based and equity-based incentives) and is designed to be flexible, market competitive, reward achievement of difficult but fair performance criteria, and enhance stock ownership at the executive level. Our philosophy is that clear, distinct and attainable goals should be established in order to enable the assessment of performance by the Compensation Committee.

Pursuant to that philosophy, the Compensation Committee is guided by the general principles that compensation should be designed to:

•	enhance stockholder value by focusing our executives’ efforts on the specific performance metrics that drive enterprise value;

•	attract, motivate, and retain highly-qualified executives committed to our long-term success;

•	assure that our executives receive reasonable compensation opportunities relative to their peers at similar companies, and actual compensation payouts that are aligned with our performance; and

•	align critical decision making with our business strategy and goal setting.

The following table summarizes key elements of our 2018 executive compensation program:

Element	Primary Purpose	Key Characteristics

Base Salary	To compensate the executive fairly for his/her day-to-day responsibilities	Fixed compensation component. Reviewed annually.

Annual Cash Bonus	To motivate and reward organizational and individual achievement of annual strategic financial and individual objectives.	Variable compensation component based on Adjusted EBITDA.

Long-Term Incentives	To align executives with stockholder interests, and to reinforce long-term stockholder value creation.	Variable compensation component. Combination of 50% performance-based RSUs and 50% time-based RSUs.

Perquisites and Other Benefits	To provide business-related benefits, where appropriate.	Fixed compensation component.

Change-in-Control Protection	To bridge employment if employment is terminated following a change-in-control of the Company and act as an effective retention tool.	Fixed compensation component; Only paid in the event the executive’s employment is terminated following a change-in-control of the Company.

Severance Protection	To bridge future employment if employment is terminated other than “for cause” and act as an effective retention tool.	Fixed compensation component; only paid in connection with certain involuntary terminations of employment.

How We Determine Compensation

Role of the Compensation Committee

The Compensation Committee’s primary role is to discharge the Board’s responsibilities regarding compensation decisions as they relate to our executive officers. The Compensation Committee consists of independent directors and is responsible to our Board for the oversight of our executive compensation programs. Among its duties, the Compensation Committee is responsible for:

•	reviewing and assessing competitive market data from the Compensation Committee’s independent compensation consultant;

•	reviewing and, in certain cases, approving incentive goals/objectives and compensation recommendations for directors and executive officers, including the named executive officers;

•	evaluating the competitiveness of each executive officer’s total compensation package;

•	approving any changes to the total compensation package, including, but not limited to, base salary, annual incentives, long-term incentive award opportunities and payouts, and retention programs; and

•	ensuring our policies and practices relating to compensation do not encourage excessive risk-taking conduct.

Following review and discussion, the Compensation Committee may submit recommendations to the Board for approval. The Compensation Committee is supported in its work by the Chief Financial Officer and his staff (with respect to the establishment of performance metrics), and Aon, its independent compensation consultant.

Role of the Independent Compensation Consultant

The Compensation Committee retained Aon for executive compensation advisory services, namely, to conduct its annual total compensation study for executive and key manager positions. Aon reports directly to the Compensation Committee and the Compensation Committee directly oversees the work performed by, and determines the fees paid to, Aon in connection with the services it provides to the Compensation Committee. The Compensation Committee instructs Aon to give advice to the Compensation Committee independent of management and to provide such advice for our benefit and for the benefit of our stockholders. With the Compensation Committee’s approval, Aon may work directly with management on certain executive compensation matters. Aon did not perform any other services for us during 2018. The Compensation Committee reviews the independence of its compensation consultant on an annual basis, taking into account a number of factors, including the six factors articulated in the NASDAQ listing standards and applicable SEC guidance. For 2018, the Compensation Committee determined that Aon was independent and its services to the Compensation Committee did not raise any conflicts of interests among the Compensation Committee, us or our management.

Specific roles of Aon include, but are not limited to, the following:

•	identifying and advising the Compensation Committee on executive compensation trends and regulatory developments;

•	providing a total compensation study for executives against peer companies and recommendations for named executive officer pay;

•	providing advice to the Compensation Committee on governance best practices as well as any other areas of concern or risk;

•	serving as a resource to the Compensation Committee Chair for meeting agendas and supporting materials in advance of each meeting; and

•	advising the Compensation Committee on management’s pay recommendations.

Role of Management in Compensation Decisions

The CEO makes recommendations to the Compensation Committee concerning the compensation of the named executive officers (other than himself) and other senior management. In addition, the CEO and Chief Financial Officer (“CFO”) are involved in setting the business goals that are used as the performance goals for the annual incentive plan and long-term performance units, subject to the Compensation Committee’s approval. The CEO and CFO work closely with the Compensation Committee, Aon and management to (i) ensure that the Compensation Committee is provided with the appropriate information to make its decisions, (ii) propose recommendations for the Compensation Committee’s consideration and (iii) communicate the Compensation Committee’s decisions to management for implementation. None of the named executive officers, however, play a role in determining their own compensation and are not present at executive sessions in which their pay is discussed, recommended or approved.

Determination of CEO Pay

In an executive session without management present, the Compensation Committee reviews and evaluates CEO compensation. The Compensation Committee reviews competitive market data, and both corporate financial performance and individual performance. Pay recommendations for the CEO, including base salary, incentive payments for the previous year, and equity grants for the current year, are presented to the independent members of the Board. During an executive session of the Board, the Board conducts its own review and evaluation of the CEO’s performance.

Peer Companies and Competitive Benchmarking

As previously noted, for 2018 the Compensation Committee commissioned Aon to conduct an annual total compensation study for executive officer and key manager positions. The Compensation Committee reviewed competitive market data to gain a comprehensive understanding of market pay practices, and combined that information with its discretion to consider experience, tenure, position, and individual contributions to assist with individual pay decisions (i.e., salary adjustments, target bonus, and long-term incentive grants).

The peer group for 2018 consisted of the following companies:

Boyd Gaming	Penn National Gaming
Casesars Entertainment	Pinnacle Entertainment
Choice Hotels	Red Rock Resorts
Churchill Downs	Tropicana Entertainment*
Hyatt Hotels	Vail Resorts

*	We acquired Tropicana Entertainment during 2018.

The primary criteria used for peer group development included:

•	Companies from the gaming, casino and hospitality industries;

•	Annual revenues within approximately 0.4x to 3x our annual revenues;

•	Market cap within approximately 0.2x to 5x our market cap; and

•	Peer companies used by our peer companies, as disclosed in their respective CD&As.

Elements of Our Compensation Program

Our executive officer compensation program consists of three core elements: base salary, the annual bonus plan (cash-based), and the long-term incentive program (equity-based).

Base salaries are intended to help us compete for and retain quality executives and to compensate the named executive officers for their day-to-day services. Annual incentive compensation is designed to motivate the named executive officers to achieve shorter-term company-wide financial goals. Long-term equity-based awards are designed to encourage the achievement of longer-term performance goals and create an ownership culture focused on long-term value creation for our stockholders. We also provide executives with access to retirement and health and welfare programs, on the same terms and conditions as those made available to salaried employees generally. Our targeted pay mix (salary vs. performance-based incentive pay) reflects a combination of competitive market conditions and strategic business needs. The degree of performance-based incentive pay (“at risk” compensation) and total compensation opportunities increase with an executive’s responsibility level. Competitive pay practices are reviewed annually by the Compensation Committee.

Total Compensation Opportunity

For 2018, the Compensation Committee made pay adjustments to recognize our significantly larger size due to the mid-2017 Isle of Capri acquisition. The 2018 compensation decisions and adjustments were approved to more closely align our NEOs with the 50th percentile for target total compensation opportunities for similar positions in our peer group, incorporating our larger revenue size for 2018.

Chief Executive Officer	Average of Other NEOs

At-Risk Performance-Based Pay = 78%	At-Risk Performance-Based Pay = 69%

Base Salary

The Compensation Committee believes that base salary levels should recognize the skill, competency, experience and performance an executive brings to his or her position. The Compensation Committee determines base salaries using both competitive market data from Aon’s annual study and a comprehensive assessment of relevant factors such as experience level, value to stockholders, responsibilities, future leadership potential, critical skills, individual contributions and performance, economic conditions, and the market demands for similar talent.

For 2018, the Compensation Committee considered market data reflecting the 50th percentile of our peer group taking into account our larger revenue size following the 2017 Isle of Capri acquisition, and the relevant factors above to approve the following salary adjustments. Mr. Anthony L. Carano’s adjustment also recognizes his excellent performance in his new Chief Operating Officer role (which he assumed in May 2017) and the Compensation Committee’s objective to move him closer to the 50th percentile.

Executive Name	2017 Annual Base Salary ($)	2018 Annual Base Salary ($)
Gary L. Carano	950,000	1,100,000
Thomas R. Reeg	850,000	900,000
Anthony L. Carano	575,000	700,000
Edmund L. Quatmann, Jr.	525,000	545,000

Annual Incentives (Cash-Based Bonus Plan)

The goals under our annual incentive plan are designed to be straight-forward in order to focus participants on clearly measurable metrics, balance corporate and property performance by individual participants, and implement the appropriate level of upside/downside reward potential.

Under our annual incentive plan, our named executive officers have the opportunity to earn annual cash incentives based on the attainment of critical performance criteria. Performance targets are set annually at the start of the applicable fiscal year. After a thorough review of internal equity and external peer company market data accounting for our larger revenue size in 2018, the Compensation Committee approved an increase to Mr. Gary L. Carano’s target bonus to bring him closer to the 50th Percentile of our peer group. No adjustments were made to the target bonuses for the other NEOs. The following target levels were approved for 2018.

Executive Name	2017 Target Annual Incentive Opportunity as Percentage of Base Salary	2018 Target Annual Incentive Opportunity as Percentage of Base Salary
Gary L. Carano	100%	125%
Thomas R. Reeg	100%	100%
Anthony L. Carano	100%	100%
Edmund L. Quatmann, Jr.	50%	50%

Annual incentive awards are based on achievement of Adjusted EBITDA. Adjusted EBITDA was utilized as the sole performance metric because the Compensation Committee believes that it most accurately reflects our results of operations and represents a key performance metric in the gaming/casino industry.

Adjusted EBITDA is a non-GAAP financial measure. A reconciliation to the most directly comparable GAAP measure and other information can be found on page 33 of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K for fiscal year 2018, filed with the SEC on March 1, 2019.

With respect to the Adjusted EBITDA financial metric, performance levels for threshold and maximum bonus opportunities were 90% to 120%, respectively, of target level. The following table sets forth the threshold, target, and maximum levels as well as the actual level of achievement attained under the 2018 annual incentive plan:

Performance Level	Performance Requirement	Corporate Adjusted EBITDA(‘000’s)
Threshold	90% of target goal	$380,266
Target	100% of target goal	$422,518
Maximum	120% of target goal	$507,022
Actual for 2018	107.5% of target goal	$454,331

Payout opportunities range from 50% to 200% of the NEO’s target annual bonus opportunity, depending on actual performance achievement (payouts for performance between performance levels is interpolated on a straight-line basis). The following table sets forth the potential and actual payout amounts for each NEO under the 2018 annual incentive plan:

Performance Level	Payout Opportunity (as percentage of each NEO’s Target Award)	Gary L. Carano Payout Amount($)	Thomas R. Reeg Payout Amount($)	Anthony L. Carano Payout Amount($)	Edmund L. Quatmann, Jr. Payout Amount($)
Threshold	50%	687,500	450,000	350,000	136,250
Target	100%	1,375,000	900,000	700,000	272,500
Maximum	200%	2,750,000	1,800,000	1,400,000	545,000
Actual	137.5%	1,890,625	1,237,500	962,500	374,688

Long-Term Incentives

Our 2015 Equity Incentive Plan (the “Plan”) allows us to grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, other stock-based awards, and performance compensation awards. The Compensation Committee utilizes long-term incentive value of 50% restricted stock units (“RSUs”) with three-year cliff vesting to re-enforce retention objectives and 50% performance RSUs to re-enforce our strategic business plan (“PSUs”).

2018 Regular Equity Grants

After a thorough review of internal equity and external market data provided by Aon for the larger combined organization, and considering the Compensation Committee’s actions for base salary and annual incentives to move target total compensation closer to the 50th percentile, target long-term incentive opportunities were increased for 2018.

The Compensation Committee set individual target long-term incentive award opportunities for the named executive officers that were based on a percentage of each NEO’s base salary as follows:

Executive Name	2017 Target LTIP Opportunity as Percentage of Base Salary	2018 Target LTIP Opportunity as Percentage of Base Salary
Gary L. Carano	200%	230%
Thomas R. Reeg	130%	170%
Anthony L. Carano	100%	125%
Edmund L. Quatmann, Jr.	80%	80%

2018 Equity

On January 26, 2018, the Compensation Committee granted long-term incentive awards to the NEOs as follows:

Executive Name	RSUs		PSUs(1)
	Units(#)	Grant Date Value(2)	Units(#)	Grant Date Value(2)
Gary L. Carano	38,902	$1,285,711	38,902	$1,285,711
Thomas R. Reeg	23,525	$777,501	23,525	$777,501
Anthony L. Carano	13,454	$444,655	13,454	$444,655
Edmund L. Quatmann, Jr.	6,704	$221,567	6,704	$221,567

(1)

Number of PSUs and corresponding values are shown in the table based on target level achievement. Actual number of PSUs and the value thereof that may be issued is subject to future determination based on the achievement of the applicable performance goals.

(2)	Represents the value of units at $33.05 per share, which was our closing stock price as of the grant date, January 26, 2018.

The PSUs awarded in January 2018 are subject to a two-year performance period (2018 and 2019), with a one-year additional vesting requirement following the end of the performance period, resulting in a total vesting period of three years from the grant date. Performance achievement over the two-year performance period is measured by averaging the level of achievement of Adjusted EBITDA attained during each of 2018 and 2019. PSUs are earned as follows: 50% of the target number of PSUs will be earned at threshold performance, 100% of the target number of PSUs will be earned at target performance, and up to 200% of the target number of PSUs will be earned at maximum performance. The PSUs granted in 2017 were deemed to be achieved at 126.75% of target based upon the average of our performance in 2017 at 116.0% and 2018 at 137.5%. No award is earned if performance falls below the threshold level. Following the end of the two-year performance period, the vesting of earned PSUs are subject to an additional one-year service condition.

2018 Special Equity Grants

In October 2018 the Compensation Committee made special equity grants to Mr. Reeg and Mr. Anthony L. Carano. Mr. Reeg was granted RSUs with an aggregate grant date fair value of $3,200,000, and Mr. Anthony L. Carano was granted RSUs with an aggregate grant date value of $2,000,000. The equity grants have a five-year vesting period from the applicable grant date, with no portion of the award vesting until the end of the five-year period in 2023.

Following two years of significant and transformative growth through the acquisition of Isle of Capri in 2017 and the acquisitions of Grand Victoria and Tropicana Entertainment in 2018, the Compensation Committee believes that our management team is recognized as a high-performance leadership team in the industry, and that Mr. Reeg and Mr. Anthony L. Carano are essential to our future and the continued delivery of superior shareholder returns. These special equity grants were made to retain the future leaders of our Company and recognize Mr. Reeg’s and Mr. Anthony L. Carano’s significant leadership abilities and contributions to the growth of our business and total shareholder value, their unique value to our Company with extensive gaming/casino legal, financial, and operational expertise and their future potential ownership stake in our Company vs. peer companies. Subsequent to these special awards, on January 1, 2019, Mr. Reeg became our Chief Executive Officer and Mr. Anthony L. Carano became our President, in addition to serving as our Chief Operating Officer. These grants, with extended vesting provisions, protect our shareholders’ investment value by retaining their leadership for the long-term. Both executives are subject to our stock ownership guidelines, which our Board of Directors increased from 3x to 5x for our Chief Executive Officer, and from 1x to 4x for our Chief Operating Officer.

2017 Performance-Based RSUs Earned

The 2017 PSU grant covered Adjusted EBITDA performance for the two-year performance period of 2017 and 2018. Earned shares must be held an additional year for a three-year cumulative vesting period. During the mandatory one-year additional vesting period, the value of the earned shares is subject to the fluctuations in our stock price.

Performance Level	Performance Requirement	Corporate Adjusted EBITDA(‘000’s)	Performance Level	Performance Requirement	Corporate Adjusted EBITDA(‘000’s)
Threshold	90% of goal	$275,983	Threshold	90% of target goal	$380,266
Target	100% of goal	$306,648	Target	100% of target goal	$422,518
Maximum	120% of goal	$367,978	Maximum	120% of target goal	$507,022
Actual for 2017	103.2% of goal	$316,540	Actual for 2018	107.5% of target goal	$454,331

Payout opportunities range from 50% to 200% of the NEO’s target annual bonus opportunity, depending on actual performance achievement (payouts for performance between performance levels is interpolated on a straight-line basis)

Executive Name	2017 PSUs(1)
	Target Units(#)	Earned Units(#)
Gary L. Carano	58,623	74,304
Thomas R. Reeg	34,094	43,214
Anthony L. Carano	17,741	22,486
Edmund L. Quatmann, Jr.	7,391	9,368

(1)

Represents 2017 PSUs at 126.75% of target based upon the average of our performance in 2017 at 116.0% of target and 2018 at 137.5% of target based upon our performance in each of year valued at $36.21 per share, which was our closing stock price as of December 31, 2018. These PSUs are eligible to vest on January 1, 2020.

Employment Agreements

In order to provide continuity and stability in leadership, we have entered into employment agreements with each of our named executive officers. There are a number of strategic objectives that we expect to achieve by entering into employment agreements with our named executive officers, including: attracting talented executives; intending to limit potential liability from the termination of executives by paying severance in consideration for a release of claims in the event that we elect to terminate the executive without cause; providing an effective retention mechanism; and providing effective and comprehensive protection of our strategic plans, intellectual property and human capital.

Please see “Potential Payments Upon Termination or Change in Control” for more information on the amounts to which each named executive officer is entitled in the event that his or her employment is terminated.

Other Compensation

Retirement and Benefit Programs

The named executive officers are eligible to participate in various benefit plans, including 401(k), health insurance, life insurance and short and long-term disability plans that are generally available to all salaried employees.

Perquisites

It is our intent to continually assess business needs and evolving market practices to ensure that perquisite offerings are competitive and in the best interest of our stockholders. For more information on perquisites, see the footnotes to the “All Other Compensation” column of the Summary Compensation Table. The named executive officer employment agreements provide for perquisites consisting of financial planning and tax preparation fees of $6,750 ($10,000 for Mr. Gary L. Carano) per year, and an annual executive physical of up to $3,000. Effective January 1, 2018, in conjunction with a competitive review of our health and welfare benefit arrangements, we began paying short and long-term disability and life insurance premiums for the named executive officers. Pursuant to his employment agreement, Mr. Quatmann received certain relocation benefits during 2018, as more fully described in the Summary Compensation Table.

Certain executive officers, as designated by the Chief Executive Officer, are approved to use the aircraft we lease through an arrangement with NetJets, Inc. for personal travel on a limited basis. The Board believes this limited benefit is an appropriate method to provide the executive officers with an occasional convenient way to integrate work and personal responsibilities.

As an owner and operator of full-service hotels, we are able to provide certain perquisites relating to hotel and hotel-related services to the NEOs at little or no additional cost to us.

Equity Grant Practices

The Compensation Committee’s procedure for timing of equity awards helps to provide assurance that grants are not timed to result in favorable pricing for executives. Generally, equity awards are granted by the Compensation Committee as a dollar value from which the number of shares awarded is determined based on the prior 20-day average stock price. Board and committee meeting schedules and award decisions are made without regard to the timing of our SEC filings or press releases. Annual equity awards are generally granted on the 4th Friday in January and non-annual awards are generally granted on the date approved by the Compensation Committee or, in the case of new hires, pursuant to the terms of an employment agreement.

Stock Ownership Guidelines

The Compensation Committee and the Board encourage executives to implement our business strategies and initiatives from the perspective of a shareholder and, to this end, encourage executives to maintain a meaningful equity stake in the Company. To that end, we maintain the following minimum stock ownership guidelines for our named executive officers, which guidelines were recently increased by the Board:

Position	Multiple of Base Salary
CEO	5x
COO	4x
Other NEOs	2x

Each of them have until the later of five years from implementation of the stock ownership guidelines or five years from the executive’s date of hire or promotion to a new role to achieve his or her minimum stock ownership. Once achieved, the Board expects the NEOs to comply with the applicable minimum stock ownership guideline for as long as they are subject to the guidelines.

In addition, we have minimum stock ownership guidelines for our non-employee directors. The stock ownership guidelines require our non-employee directors to hold shares of our common stock with a minimum value equal to 5x the director’s annual cash base retainer fee. Prior to achievement of the minimum stock ownership guideline, RSU grants will vest immediately; however, settlement will be mandatorily deferred until termination of Board service. After minimum stock ownership is achieved, unless the director voluntarily elects to defer settlement of the RSUs, the RSUs will vest and be settled immediately at the time of grant. Non-employee directors have five years to achieve their minimum stock ownership. Once achieved, the Board expects non-employee directors to maintain their stated guideline for as long as they are subject to the guidelines.

Clawback/Recoupment

Pursuant to the terms of our Clawback and Recoupment Policy, in the event of an accounting restatement of our financial statements due to a material noncompliance with any financial reporting requirements under any applicable security law or laws, our Board may require an executive officer to reimburse, repay or forfeit any excess incentive compensation paid or granted to, or received or earned by, such executive officer during the three-year period preceding the publication of the restatement. In each instance, our Board, in its reasonable business judgment, will determine whether and the extent to which to pursue such reimbursement, repayment or forfeiture from each such executive officer based on those factors that our Board believes to be reasonable and appropriate.

Additionally, employment agreements with our NEOs provide that we may recover compensation that is subject to recovery under, or required to be recovered by, applicable law, government regulation or stock exchange listing requirements. Further, the award agreements governing equity awards granted to our executive officers under our long-term incentive plan provide for recoupment of those awards in accordance with or as required by applicable government regulation, stock exchange listing requirements, or other applicable law, or pursuant to any applicable clawback policy of ours, including our Clawback and Recoupment Policy described above.

Compensation Risk Assessment

It is the responsibility of the Compensation Committee to review our policies and practices related to compensation in the context of their potential encouragement of excessive risk-taking behavior. The Compensation Committee has worked closely with Aon to design a performance-based compensation system that supports our objective to align stockholder and management interests, supports our strategic business plan, and mitigates the possibility of executives taking unnecessary or excessive risks that would adversely impact us. The following factors mitigate the risk associated with our compensation programs:

•

The Compensation Committee approves and, in some instances, the Board ratifies, short and long-term performance objectives for our incentive plans, which we believe are appropriately aligned with stockholder value;

•	The Compensation Committee’s discretion to modify final payouts under both short and long-term incentive plans;

•

The use of company-wide performance metrics for both the short and long-term incentive programs ensures that no single executive has complete and direct influence over outcomes, encouraging decision making that is in the best long-term interest of stockholders;

•	The use of equity and cash opportunities with vesting periods to foster retention and alignment of our executives’ interests with those of our stockholders;

•	Capping the potential payouts under both short and long-term incentive plans to eliminate the potential for any windfalls; and

•

The use of competitive general and change-in-control severance arrangements help to ensure that employees continue to work toward the stockholders’ best interests in light of potential employment uncertainty.

Based on a review of these factors, the Compensation Committee believes that its current compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Certain Tax and Accounting Considerations – Section 162(m)

Under Section 162(m), the Company is generally prohibited from deducting certain forms of compensation in excess of $1,000,000 paid to our “covered employees” as defined in Section 162(m) which, prior to its amendment, included our CEO and three other most highly compensated executive officers. An exception to this $1,000,000 deduction limitation was available with respect to compensation that qualified as “performance-based compensation” under Section 162(m), which required compliance with certain requirements set forth in Section 162(m) and the applicable regulations.

As a result of the Tax Cuts and Jobs Act that went into effect on December 22, 2017, this exception for performance-based compensation is no longer available for taxable years beginning after December 31, 2017, unless such compensation qualifies for certain transition relief contemplated in the legislation for certain written contracts in place as of November 2, 2017. Therefore, certain compensation paid to our covered employees in the future that may have originally been designed with the intent that such amounts qualify as performance-based compensation will not be deductible unless such plans are determined to qualify for transition relief. Because of ambiguities and uncertainties as to the scope of the transition relief available, no assurance with respect to the deductibility of such compensation can be made at this time. In addition, beginning in 2018, the definition of “covered employees” will include any individual who served as the CEO or CFO at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a covered employee for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years.

The Compensation Committee continues to retain the discretion not to limit executive compensation to the amount deductible under Section 162(m) of the Code. The Compensation Committee may approve (and, for 2018, did approve) compensation that will not be deductible in order to ensure competitive levels of total compensation for the named executive officers, or for other reasons, if the Compensation Committee determines it is in the best interests of the Company to do so.

Compensation Committee Report

Our Compensation Committee is composed of four independent directors, each of whom meets the independence requirements of NASDAQ listing standards and the rules and regulations of the SEC. The Compensation Committee has reviewed and discussed the CD&A section of this Proxy Statement with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the CD&A section be included in this Proxy Statement.

THE COMPENSATION COMMITTEE:

James B. Hawkins

Gregory J. Kozicz

Michael E. Pegram

Roger P. Wagner

Notwithstanding anything to the contrary herein, the report of the Compensation Committee included in this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2016, 2017 and 2018, and reflects positions held on December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus($)(1)	Stock Awards($)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation($)(4)	Total ($)
Gary L. Carano	2018	1,100,000	—	2,530,000	1,890,625	46,959	5,567,584
Chief Executive	2017	950,000	—	1,900,000	1,102,000	7,660	3,959,660
Officer	2016	750,000	—	902,676	723,750	4,869	2,381,295

Thomas R. Reeg	2018	900,000	—	4,730,000	1,237,500	50,035	6,917,535
President and	2017	850,000	3,000,000	3,105,000	986,000	3,030	7,944,030
Chief Financial Officer	2016	650,000	—	651,930	501,800	7,498	1,811,228

Anthony L. Carano	2018	700,000	—	2,875,000	962,500	17,112	4,554,612
Exec. Vice President	2017	575,000	—	975,000	667,000	5,505	2,222,505
and Chief Operating Officer	2016	400,000	—	240,710	193,000	2,669	836,379

Edmund L. Quatmann, Jr.	2018	545,000	—	436,000	374,688	93,316	1,449,004
Exec. Vice President,	2017	350,000	500,000	200,000	204,015	989,116	2,243,131
Chief Legal Officer and Secretary	2016	—	—	—	—	—	—

(1)

In 2017, Mr. Reeg received a $3,000,000 special cash bonus in connections with the consummation of the acquisition of Isle. In 2017, Mr. Quatmann received a $500,000 cash bonus in connection with entering into his employment agreement.

(2)

Amounts shown represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with Accounting Standards Codification 718. For a discussion of valuation assumptions, see Note 14 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2018 filed with the SEC on March 1, 2019. At the grant date, we believed that it was probable that the performance criteria applicable to the PSUs would be met at target and that each individual will remain employed through the date the grant. Accordingly, the full value of awards granted has been included at 100% of target for all years shown. The maximum number of PSUs eligible to vest is equal to 200% of the target award. Assuming maximum level of achievement of the applicable performance conditions, the grant date fair value of the PSU awards granted to Messrs. Gary L. Carano, Reeg, Anthony L. Carano and Quatmann was $2,571,422, $1,555,003, $889,309 and $443,134, respectively.

Once PSUs are earned, they vest and become payable at the end of an additional vesting period, which, for PSUs granted in 2016, is two years following the one-year performance period. The PSUs awarded in January 2017 and 2018 are subject to a two-year performance period (2017 and 2018) and (2018 and 2019), respectively, with a one-year additional vesting requirement, resulting in a total vesting period of three years from the grant date. Performance achievement over the two-year performance period is measured by averaging the level of achievement attained during each year of the applicable performance period. PSUs are earned as follows: 50% of the target number of PSUs will be earned at threshold performance, 100% of the target number of PSUs will be earned at target performance, and up to 200% of the target number of PSUs will be earned at maximum performance. No award is earned if performance falls below the threshold level. Following the end of the applicable performance period, the vesting of earned PSUs is subject to an additional one-year service condition. The PSUs granted in 2016 were deemed to be achieved in 2017 at 96.5% of target based upon our performance in 2016. The PSUs granted in 2017 were deemed to be achieved at 126.75% of target based upon the average of our performance in 2017 at 116.0% and 2018 at 137.5%.

For Messrs. Anthony L. Carano and Reeg, the value of stock awards shown for 2018 also includes the special equity grant made in October 2018 and described in “Compensation Discussion and Analysis.”

(3)	Amounts shown for 2016, 2017 and 2018 represent the amounts earned under our annual bonus plan in respect of performance achieved during the applicable year.

(4)	All other compensation for 2018 consisted of the following:

Name	Life Insurance Premiums($)	Long-Term Disability($)	Use of Corporate Jet($)(1)	401(k) Match($)	Estate Planning and Tax Services($)	Relocation Expenses($)(2)	Total($)
Gary L. Carano	1,056	1,948	34,616	1,000	8,339	—	46,959
Thomas R. Reeg	1,056	1,948	46,031	1,000	—	—	50,035
Anthony L. Carano	1,056	1,948	10,513	—	3,595	—	17,112
Edmund L. Quatmann, Jr.	1,056	1,948	—	1,000	5,300	84,012	93,316

(1)

The amount disclosed for Messrs. Gary L. Carano, Reeg and Anthony L. Carano reflects the aggregate incremental cost to the Company of providing Messrs. Gary L. Carano, Reeg and Anthony L. Carano with certain personal use of an aircraft leased through NetJets. This cost is calculated based on the applicable hourly rate charged to the Company by NetJets.

(2)	As an inducement to join the Company after the Isle acquisition, Mr. Quatmann was reimbursed for closing costs on the sale of his residence to assist in moving to Reno, Nevada.

Grant of Plan Based Awards Table

The following table sets forth information regarding the grant of plan-based awards made during 2018 to the named executive officers.

Name	Grant date	Estimated possible payouts under non-equity incentive plan awards(1)			Estimated possible payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock awards (2)($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary L. Carano	N/A	687,500	1,375,000	2,750,000
Time-based	1/26/2018							38,902	1,285,711
Performance-based	1/26/2018				19,451	38,902	77,804		1,285,711
Thomas R. Reeg	N/A	450,000	900,000	1,800,000
Time-based	1/26/2018							23,525	777,501
Performance-based	1/26/2018				11,763	23,525	47,050		777,501
Time-based	10/24/2018							68,918	2,614,749
Anthony L. Carano	N/A	350,000	700,000	1,400,000
Time-based	1/26/2018							13,454	444,655
Performance-based	1/26/2018				6,727	13,454	26,908		444,655
Time-based	10/24/2018							43,074	1,634,228
Edmund L. Quatmann, Jr	N/A	136,250	272,500	545,000
Time-based	1/26/2018							6,704	221,567
Performance-based	1/26/2018				3,352	6,704	13,408		221,567

(1)	See the 2018 ‘Non-Equity Incentive Plan Compensation’ column of the “Summary Compensation Table” for the actual annual cash bonus paid to the named executive officers in respect of 2018 performance.
(2)

Represents the aggregate grant date fair value of RSUs and PSUs granted during 2018 computed in accordance with ASC 718. The maximum payout for the PSUs is 200% of the target award. Once the PSUs have been earned based on performance, they will vest and become payable at the end of the additional one-year vesting period. At the grant date, we believed that it was probable that the performance criteria would be met at target level and that each individual would remain employed through the end of the additional one-year, service-based vesting period. Accordingly, the full value of awards granted has been included at 100% of target. Assuming maximum level of achievement of the applicable performance conditions, the grant date fair value of the PSU awards granted to Messrs. Gary L. Carano, Reeg, Anthony L. Carano and Quatmann was $2,571,422, $1,555,003, $889,309 and $443,134, respectively.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

On January 17, 2018, as part of the Compensation Committee’s ongoing holistic review of our executive compensation programs, the Company entered into an amended and restated employment agreement with each of Messrs. Gary L. Carano, Reeg, Anthony L. Carano and Quatmann (the “Amended Agreements”). The Compensation Committee’s review focused in part on our acquisition of Isle of Capri and the Compensation Committee’s desire to harmonize employment and compensation arrangements across the two companies as integration continued to progress.

On October 1, 2018, in connection with the change in management structure, the Company entered into amendments (the “2019 Amendments”) to the current Amended Agreements between the Company and each of Messrs. Reeg, Gary L. Carano and Anthony L. Carano. These amendments became effective January 1, 2019. The description below reflects the terms of each NEO’s Amended Agreement in effect during 2018, followed by a brief description of the 2019 Amendments.

During 2018, Messrs. Gary L. Carano, Reeg and Anthony L. Carano’s Amended Agreements were scheduled to terminate on September 29, 2018, with automatic one year renewals unless a notice of non-renewal was provided by either party at least three months before the scheduled renewal date. Mr. Quatmann’s Amended Agreement is scheduled to terminate on May 3, 2020, with automatic one year renewals unless a notice of non-renewal is provided by either party at least three months before the scheduled renewal date. If a “change in control” (as defined in the applicable Amended Agreement) occurs during the term of the named executive officer’s Amended Agreement, the term of such Amended Agreement will be extended to the second year following such change of control, subject to automatic renewal for subsequent periods.

In the event of a termination of Mr. Gary L. Carano’s employment without “cause” or if Mr. Gary L. Carano terminates his employment for “good reason” (each as defined in Mr. Gary L. Carano’s Amended Agreement), Mr. Gary L. Carano would be entitled to receive (i) a lump-sum payment equal to 1.5 times the sum of his base salary and annual incentive award target, or 2.99 times such amount in the event of such a termination within two years following a change in control, (ii) a lump-sum payment of a prorated portion of his actual annual incentive award for the year of termination, if any, or a prorated portion of his annual incentive award at target level in the event of such a termination within two years following a change in control, (iii) a lump-sum payment equal to 18 months of health benefits coverage, or 24 months if such a termination is within two years following a change in control, and (iv) if such termination is not in connection with a change in control, outplacement services for no more than 18 months and in an amount not to exceed $15,000 in the aggregate.

With respect to each of the other executives’ Amended Agreement as in effect during 2018, in the event that we terminated the executive’s employment without “cause” or if such executive terminated his employment for “good reason” (each as defined in the applicable executive’s Amended Agreement), such executive would be entitled to receive (i) his unpaid salary, accrued and unused vacation, and unreimbursed business expenses through the date of termination (the “Accrued Rights”), (ii) a lump-sum payment equal to 1.0 times the sum of such executive’s base salary and annual incentive award target (or 2.0 times such amount in the event of such a termination within two years following a change in control), (iii) a lump-sum payment of a prorated portion of such executive’s actual annual incentive award for the calendar year that includes the date of the termination, if any, or a prorated portion of such executive’s annual incentive award at target level in the event of such a termination within two years following a change in control, (iv) a lump-sum payment equal to 12 months of health benefits coverage (or 18 months if such a termination is within two years following a change in control), and (v) if such termination is not in connection with a change in control, outplacement services for no more than 12 months and in an amount not to exceed $10,000.

The Amended Agreements include non-competition and non-solicitation provisions that apply for 12 months (18 months for Mr. Gary L. Carano) following the executive’s termination of employment.

As discussed above, the 2019 Amendments became effective on January 1, 2019 and, in addition to reflecting each executive’s change in position, extended the term of the executives’ Amended Agreements through January 1, 2022 and reflects corresponding changes in Messrs. Reeg and Anthony L. Carano’s compensation as follows: increases in base salaries (to $1,600,000 and $1,000,000, respectively), target bonus opportunities (to 150% and 125% of base salary, respectively) and long-term incentive opportunities (to 300% and 200% of base salary, respectively). In addition, Mr. Reeg’s 2019 Amendment increased his “change in control” severance multiple to 2.99 (from 2.0) and increased the health benefits coverage payment to reflect 24 months of continuation payments, rather than 18 months.

Outstanding Equity Awards at Fiscal Year-End Table

The table below shows outstanding equity awards held by the named executive officers as of December 31, 2018.

	Option awards							Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Gary L. Carano						40,440	(1)	1,464,332
						41,907	(2)	1,517,452
						74,304	(3)	2,690,548
						58,623	(4)	2,122,739
									46,196	(5)	1,672,757
						38,902	(6)	1,408,641

Thomas R. Reeg						29,207	(1)	1,057,585
						30,266	(2)	1,095,932
						43,214	(3)	1,564,779
						34,094	(4)	1,234,544
									27,936	(5)	1,011,563
						23,525	(6)	851,840
						68,918	(7)	2,495,521

Anthony L. Carano						10,784	(1)	390,489
						11,175	(2)	404,647
						22,486	(3)	814,218
						17,741	(4)	642,402
									15,977	(5)	578,527
						13,454	(6)	487,169
						43,074	(7)	1,559,710

Edmund L. Quatmann, Jr.	22,520			$15.61	4/24/2024	9,368	(3)	339,215
									7,961	(5)	288,268
						6,704	(6)	242,752

(1)	Represents PSUs awarded in January 2016 at 96.5% of target and valued at $36.21 per share, which was our closing stock price as of December 31, 2018. These PSUs vested on January 1, 2019.
(2)	Represents time-based RSUs awarded in January 2016 valued at $36.21 per share, which was our closing stock price as of December 31, 2018. These RSUs vested on January 22, 2019.

(3)

Represents PSUs awarded in January 2017 at 126.75% of target based upon the average of our performance in 2017 at 116.0% of target and 2018 at 137.5% of target based upon our performance in each of year valued at $36.21 per share, which was our closing stock price as of December 31, 2018. These PSUs are eligible to vest on January 1, 2020.

(4)	Represents time-based RSUs awarded in January 2017 valued at $36.21 per share, which was our closing stock price as of December 31, 2018. These RSUs are eligible to vest on January 27, 2020.
(5)

Represents PSUs awarded in January 2018 at 118.75% of target (based upon the average of our performance in 2018 at 137.5% of target and assuming 100% of target for 2019) valued at $36.21 per share, which was our closing stock price as of December 31, 2018. These PSUs are eligible to vest on January 1, 2021.

(6)	Represents time-based RSUs awarded in January 2018 valued at $36.21 per share, which was our closing stock price as of December 31, 2018. These RSUs are eligible to vest on January 26, 2021.
(7)	Represents time-based RSUs awarded in October 2018 valued at $36.21 per share, which was our closing stock price as of December 31, 2018. These RSUs are eligible to vest on October 24, 2023.

2018 Option Exercises and Stock Vested Table

The following table sets forth information regarding the exercise of stock options and the vesting of stock awards for each of our Named Executive Officers during the fiscal year ended December 31, 2018, all of which are subject to our stock ownership guidelines for NEOs.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Gary L. Carano	—	—	177,465	5,794,232
Thomas R. Reeg	—	—	174,455	6,251,364
Anthony L. Carano	—	—	73,437	2,463,278
Edmund L. Quatmann, Jr.	90,613	3,115,143	10,558	334,161

(1)

Value realized was computed by multiplying the number of shares exercised by the closing price of a share of Common Stock on May 16, 2018, the day the shares were exercised, less the applicable exercise price of the options.

(2)

Value realized was computed by multiplying the number of RSUs and PSUs that vested during 2018 for the applicable NEOs, multiplied by the closing stock price of the underlying shares of our common stock on the applicable vesting date.

Potential Payments upon Termination or Change in Control Table

The following table describes and quantifies certain compensation that would become payable under existing agreements, plans and arrangements, with named executive officers, if the triggering event occurred on December 31, 2018, given compensation levels as of such date and, if applicable, based on our closing stock price on that date.

Name	Compensation Components	Voluntary($)	Involuntary With Cause($)	Involuntary Without Cause or For Good Reason($)		Death($)		Disability($)		Change in Control($) (9)	Change in Control with Termination($)
Gary L. Carano	Cash Severance	—	—	4,814,500	(2)	2,477,000	(1)	2,477,000	(1)	—	8,527,000	(6)
	Other Benefits	—	—	31,701	(2)	1,000,000	(7)	11,134	(4)	—	22,268	(6)
	Restricted Stock Units (8)	10,876,467	—	—		10,876,467		10,876,467		10,876,467	10,876,467

TOTAL		10,876,467	—	4,846,201		14,353,467		13,364,601		10,876,467	19,425,735

Thomas R. Reeg	Cash Severance	—	—	2,786,000	(3)	1,886,000	(1)	1,886,000	(1)	—	4,586,000	(5)
	Other Benefits	—	—	24,780	(3)	1,000,000	(7)	14,780	(4)	—	22,171	(5)
	Restricted Stock Units (8)	9,311,759	—	—		9,311,759		9,311,759		9,311,759	9,311,759

TOTAL		9,311,759	—	2,810,780		12,197,759		11,212,539		9,311,759	13,919,930

Anthony L. Carano	Cash Severance	—	—	2,067,000	(3)	1,367,000	(1)	1,367,000	(1)	—	3,467,000	(5)
	Other Benefits	—	—	26,195	(3)	1,000,000	(7)	16,195	(4)	—	24,293	(5)
	Restricted Stock Units (8)	4,877,158	—	—		4,877,158		4,877,158		4,877,158	4,877,158

TOTAL		4,877,158	—	2,093,195		7,244,158		6,260,353		4,877,158	8,368,451

Edmund L. Quatmann, Jr.	Cash Severance	—	—	1,021,515	(3)	476,515	(1)	476,515	(1)	—	1,839,015	(5)
	Other Benefits	—	—	26,195	(3)	1,000,000	(7)	16,195	(4)	—	24,293	(5)
	Restricted Stock Units (8)	870,233	—	—		870,233		870,233		870,233	870,233

TOTAL		870,233	—	1,047,710		2,346,748		1,362,943		870,233	2,733,541

(1)

Amount represents (i) unpaid base salary, accrued and unused vacation, and unreimbursed business expenses through the date of termination (the “Accrued Rights”) and (ii) the annual incentive award earned and approved to be paid with respect to a fiscal period completed prior the date of termination, which has not yet been paid.

(2)

Amount represents (i) Accrued Rights, (ii) a lump-sum payment equal to 1.5 times the sum of the executive’s base salary and target annual incentive award, (iii) a lump-sum payment equal to 18 months of health benefits coverage, and (iv) outplacement services for no more than 18 months in an amount not to exceed $15,000.

(3)

Amount represents (i) Accrued Rights, (ii) a lump-sum payment equal to 1.0 times the sum of the executive’s base salary and target annual incentive award, (iii) a lump-sum payment equal to 12 months of health benefits coverage, and (iv) outplacement services for no more than 12 months and in an amount not to exceed $10,000.

(4)	Amount represents a lump-sum payment equal to 12 months of health benefits coverage.
(5)

Amounts represent (i) Accrued Rights, (ii) lump-sum payment equal to 2.0 times the sum of the executive’s base salary and target annual incentive award, and (iii) lump-sum payment equal to 18 months of health coverage, assuming the executive’s employment was terminated by us without “cause” or by the executive with “good reason”, in each case, as of December 31, 2018, and that such termination was within two years following a “change in control” (as defined in the employment agreements).

(6)	Amounts represent (i) Accrued Rights, (ii) lump-sum payment equal to 2.99 times the sum of the executive’s base salary and target annual incentive award, and (iii) lump-sum payment equal to 24 months of health coverage and (iv) outplacement services for no more than 24 months in an amount not to exceed $20,000, assuming Mr. Gary L. Carano’s employment was terminated by the us without “cause” or by the executive with “good reason” in each case, as of December 31, 2018, and that such termination was within two years following a “change in control” (as defined in the employment agreements).
(7)	Amount represents, in the event of death, a life insurance policy specified per the terms of the employment agreement or benefit policy as approved by the Compensation Committee.
(8)

Amount represents the value of restricted stock units that would have vested in connection with the applicable triggering event, based on the closing market price of our common stock on December 31, 2018 of $36.21.

(9)

Assumes that all RSUs and PSUs vest upon the consummation of a “change in control”, with PSUs vesting at target level with respect to any performance period which has not yet been completed. “Change in Control” is generally defined as (i) an acquisition of more than 50% of the shares of our common stock by an unaffiliated party, (ii) a majority change in the Board’s composition that is not approved by existing directors, (iii) a merger or similar event where our shareholders cease to be the majority owners of the resulting entity or our Board ceases to constitute a majority of the resulting entity Board, or (iv) shareholder approval of a complete liquidation or our dissolution.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Mr. Gary L. Carano, our Chairman and Chief Executive Officer, and the annual total compensation of all of our employees. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To determine the median of the total annual compensation of all of our employees, we utilized the following methodology:

Last year, we determined that our employee population as of December 31, 2017 consisted of approximately 12,600 employees as reflected in our internal payroll records. This population included full-time, part-time and seasonal employees employed by us on that date. We did not exclude any employees from this population.

To identify our median employee from this population, we used cash compensation paid during 2017, consisting of base cash salary for salaried employees and cash compensation paid at the applicable hourly rate for non-salaried employees, plus bonus payments, other cash-based wages and matching contributions to the employees’ 401k plan account for all employees. Certain of our non-salaried employees also may receive tip income, which we excluded for purposes of determining the median employee.

Based on our acquisitions of Tropicana and Grand Victoria in 2018, our identified employee population increased 40% from 12,600 to 17,700. As a result of this significant change, we determined it was appropriate to identify a new median employee for 2018 applying the same methodology used in 2017.

After identifying the new median employee from our updated employee population based on an identification date of December 31, 2018, using the same methodology we used for 2017, as described above, we determined the median employee’s annual total compensation, excluding the annual compensation of our CEO, was $28,454 and the annual total compensation of our CEO was $5,567,584 as shown in the “Total” column of the Summary Compensation Table included in this Proxy Statement. Based on this information, for 2018 the ratio of the annual total compensation of Mr. Gary L. Carano to the annual total compensation of the median employee was 196 to 1.

Because the SEC rules for identifying the median employee of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may utilize different methodologies in calculating their pay ratios.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Board has selected the firm of Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019, subject to ratification by the stockholders.

The following table presents fees incurred for professional services rendered by EY to us during the years ended December 31, 2018 and 2017.

	2018	2017
Audit fees(a)	$4,292,827	$4,009,500
Audit-related fees(b)	1,126,690	1,125,216
Tax fees(c)	356,550	775,326

Total Fees	$5,776,067	$5,910,042

(a)

Audit fees for 2018 and 2017 represent audit fees and related expenses for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, or reports provided by us to the trustee and holders of our senior notes and the audit of our internal control over financial reporting. Audit fees also represent fees for professional services rendered for statutory and subsidiary audits, as well as additional services related to the Tropicana Entertainment and Grand Victoria transactions in 2018 and the Isle of Capri transaction in 2017.

(b)

Audit-related fees for 2018 and 2017 represent fees related to audits of our employee benefit plans, and certain procedures related to various purchase accounting matters and debt refinancing related to the Tropicana Entertainment and Grand Victoria transactions in 2018 and the Isle of Capri transaction in 2017.

(c)

The tax fees for 2018 and 2017 represent fees for tax compliance and other services related to the Tropicana Entertainment and Grand Victoria transactions in 2018 and the Isle of Capri transaction in 2017.

The services provided by EY were approved in advance by our Audit Committee.

The Audit Committee’s charter provides for the pre-approval of audit and non-audit services performed by our independent registered public accounting firm. Under the charter, the Audit Committee may pre-approve specific services, including fee levels, by the independent registered public accounting firm in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit, tax and other services provided by EY are pre-approved by the Audit Committee.

It is expected that a member of EY will be present at the Annual Meeting, will have an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019.

Report of the Audit Committee

The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and our consolidated financial statements. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of NASDAQ and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee operates pursuant to an Audit Committee Charter that was adopted in September 2014. As set forth in the Audit Committee Charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the U.S. In addition, our independent registered public accounting firm expresses an opinion on the effectiveness of our internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its responsibility to monitor and oversee our internal controls over financial reporting the Audit Committee received and reviewed periodic reports and updates from our management and our independent registered public accounting firm on our compliance with our obligations relating to documenting and testing its internal controls over financial reporting. The Audit Committee also discussed with management, and our independent registered public accounting firm, management’s assessment of the effectiveness of our internal controls over financial reporting, which was included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and our independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 61, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, including the PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect, and has discussed with the independent registered public accounting firm that firm’s independence.

Our members of the Audit Committee are not full-time employees and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our consolidated financial statements has been carried out in accordance with the audit standards of the PCAOB, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that our independent registered public accounting firm is in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Submitted by the Audit Committee of our Board,

David P. Tomick (Chairman)

Bonnie Biumi

James B. Hawkins

Michael E. Pegram

PROPOSAL 3

APPROVAL OF AMENDED AND RESTATED ELDORADO RESORTS, INC. 2015 EQUITY INCENTIVE PLAN

On January 23, 2015, our board of directors approved (subject to the approval of our stockholders) the Eldorado Resorts, Inc. 2015 Equity Incentive Plan (the “Existing Plan”). The Existing Plan is currently our only active long-term equity incentive plan. The number of shares which remain available for issuance under the Existing Plan is not sufficient to meet our compensation goals in the coming years. To ensure that we have a sufficient number of shares available to properly compensate our employees, non-employee directors, and consultants, we are asking our stockholders to approve an amendment and restatement of the Existing Plan (as amended and restated, the “Amended Plan”) to, among other things, increase the number of shares available for issuance. The Board of Directors approved the Amended Plan (subject to the approval of our stockholders) on March 28, 2019.

If the Amended Plan is approved by our stockholders, no future equity awards will be made pursuant to the Existing Plan, except that outstanding awards granted under the Existing Plan will continue unaffected and shares remaining available for issuance under the Existing Plan will be available for issuance under the Amended Plan. The Amended Plan, if approved, will expire in 2029. In the event that our stockholders do not approve the Amended Plan, it will not become effective and no awards will be granted under the Amended Plan.

Why We Believe You Should Vote for this Proposal

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees, directors and consultants and that the ability to provide equity-based and/or incentive-based awards under the Amended Plan is critical to achieving this success. We would be at a significant competitive disadvantage if we could not use stock-based awards to recruit and compensate these individuals. Further, if we were to replace equity-based compensation with cash-based compensation, we would be increasing cash compensation expense and using cash that would be better utilized if reinvested in our businesses.

The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a better pay-for-performance model, which is an important element of our overall compensation philosophy. Equity compensation aligns the compensation interests of our directors, employees and consultants with the investment interests of our stockholders and promotes a focus on long-term value creation, because our equity compensation awards can be subject to vesting and/or performance criteria. If the Amended Plan is not approved, we expect that we would exhaust the remaining available shares under the Existing Plan approximately 1.8 years.

We recognize that equity compensation awards dilute shareholder equity, so we intend to carefully manage our equity incentive compensation practices in the future. Our equity compensation practices are intended to be competitive and consistent with market practices. If the Amended Plan is approved, 3,060,000 shares will be available for grant under the Amended Plan, plus the number of shares available for issuance under the Existing Plan on the date stockholders approve the Amended Plan (which, as of April 9, 2019, was 920,394 shares). Based on the closing price for our common stock on April 9, 2019 of $47.19 per share, the aggregate market value as of April 9, 2019, of the 3,060,000 new shares proposed to be issued under the Amended Plan was $144,401,400 million.

Equity Plan Information as of April 9, 2019

As of April 9, 2019:

•	There were 77,442,318 common shares issued and outstanding.

•	There were a total of 135,956 stock options outstanding, with an average exercise price of $9.96 and an average remaining term of 2.59 years.

•	There were a total of 0 restricted stock awards, 922,774 restricted stock units, and 622,612 performance-based restricted stock units outstanding.

•	There were a total of 920,394 shares available for future award under the Existing Plan.

•

Our “burn rate” measures the number of shares under outstanding equity awards granted during a given year (disregarding cancellations), as a percentage of the weighted average number of shares of common stock outstanding for that fiscal year. It measures the potential dilutive effect of annual equity grants.

•	Over the past three years, our burn rate was 0.87%, 0.77% and 0.74% (for the years ended December 31, 2016, December 31, 2017 and December 31, 2018, respectively).

•

Over the past three years, our dilution was 2.44%, 2.42% and 1.83% at fiscal year-end (for the years ended December 31, 2016, December 31, 2017 and December 31, 2018, respectively). Our dilution was 2.16% as of April 9, 2019. “Dilution” is measured as the total number of shares under all outstanding equity awards (i.e., share awards granted, less share award cancellations), as a percentage of the common stock outstanding on the date of calculation.

•

Over the past three years, our “overhang rate” was 9.82%, 4.39% and 3.59% at fiscal year-end (for the years December 31, 2016, December 31, 2017 and December 31, 2018, respectively). Our overhang rate was 3.36% as of April 9, 2019. Our overhang rate measures the total number of shares under all outstanding plan awards, plus the number of shares authorized for future plan awards, as a percentage of the common stock outstanding on the date of calculation. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. If the Amended Plan is approved by our shareholders, our overhang rate would be 7.31%, based on the common stock outstanding as of April 9, 2019.

Director Compensation Limit

If the Amended Plan is approved, the maximum total compensation (including awards under the Amended Plan, determined based on the fair market value of such awards as of the grant date, as well as any retainer fees) that may be paid to any non-employee director in respect of a single fiscal year would be limited to $950,000 (the “Director Compensation Limit”). This limit is not intended to serve as an increase to the amount of annual compensation that we currently pay our non-employee directors, and no changes were made to our existing non-employee director compensation arrangements in connection with approving the Director Compensation Limit; rather, this action was approved for the purpose of limiting the amount of compensation the board of directors may pay its non-employee members in respect of a single fiscal year without additional shareholder approval.

In connection with approving the Amended Plan, stockholders are being asked to ratify the Director Compensation Limit. By voting “FOR” approval of the Amended Plan, you will be deemed to have also ratified the Director Compensation Limit.

Plan Highlights

Independent Plan Administrator.    The Compensation Committee, which is composed of independent directors, administers the Amended Plan, and retains full discretion to determine the number and amount of awards to be granted under the Amended Plan, subject to the terms of the Amended Plan.

Reasonable Plan Limits.    Subject to adjustment as described in the Amended Plan, total awards under the Amended Plan are limited to 3,060,000 shares of our common stock, plus the number of shares available for issuance under the Existing Plan on the date stockholders approve the Amended Plan (which, as of April 9, 2019, was 920,394 shares). These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

The Amended Plan also provides that, subject to adjustment as described in the Amended Plan:

•	no participant will be granted awards under the Amended Plan for more than 1,000,000 shares of common stock in respect of a single fiscal year; and

•

no non-employee member of our board of directors will be paid compensation (including awards under the Amended Plan, determined based on the fair market value of such awards as of the grant date, as well as any retainer fees) totaling more than $950,000 in any single fiscal year (the “Director Compensation Limit”).

Stockholder Approval of Material Amendments. The Amended Plan requires us to seek stockholder approval for any material amendments to the Amended Plan, such as materially increasing benefits accrued to participants, increasing the Director Compensation Limit, and materially increasing the number of shares available.

Prohibition on the Repricing of Options and SARs.    The Amended Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval (outside of certain corporate transactions or adjustment events described in the Amended Plan).

No Transfers of Awards for Value.    The Amended Plan requires that no awards granted under the Amended Plan may be transferred for value, subject to exceptions for certain familial transfers.

No Discounted Stock Options or SARs.    The Amended Plan requires that the exercise price for newly-issued stock options or SARs be at least 100% of the per share “fair market value” (as defined in the Amended Plan) on the date of grant.

Prohibition of Dividends or Dividend Equivalents on Unvested Awards.    The Amended Plan prohibits the current payment of dividends or dividend equivalents prior to the vesting of the underlying award. Any such dividends or dividend equivalents will be deferred until and contingent upon the achievement of the underlying vesting condition(s). The Existing Plan prohibited the current payment of dividends or dividend equivalents only with respect to unvested performance-based awards.

Section 162(m)

Historically, we structured certain awards made under the Existing Plan with the intent that such awards qualify as “performance-based compensation” in an effort to exempt such compensation from the deduction limitation under Section 162(m) of the Code (“Section 162(m)”). Section 162(m) generally imposes a $1 million deduction limitation on the amount of compensation paid to certain of a company’s executive officers in a given tax year. An exception to this deduction limitation was available with respect to compensation that qualified as “performance-based compensation” under Section 162(m), which required compliance with certain requirements set forth in Section 162(m) and the applicable regulations. As a result of tax legislation that went into effect on December 22, 2017, this exception for performance-based compensation is no longer available for taxable years beginning after December 31, 2017, unless such compensation qualifies for certain transitionary relief contemplated in the new tax legislation. Therefore, awards granted under the Amended Plan to individuals who are “covered employees” under Section 162(m) that exceed the deduction limitation in respect of a given tax year is not expected to be deductible by us in the future.

Summary of the Amended Plan

Set forth below is a summary of the principal features of the Amended Plan. The principal features of the Amended Plan are substantially similar to the principal features of the Existing Plan. This summary is qualified in its entirety by reference to the terms of the Amended Plan, a copy of which is included in this Proxy Statement as Appendix A.

The Amended Plan permits the granting of (i) stock options, including incentive stock options (or “ISOs”) entitling the optionee to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) assuming certain conditions are met, (ii) stock appreciation rights (“SARs”), (iii) restricted stock, (iv) restricted stock units (“RSUs”), (iv) performance awards, and (v) other awards valued in whole or in part by reference to or otherwise based on our common stock (“Other Stock-Based Awards”). Each type of award is described below under “Types of Awards Under the Amended Plan.” Each of the awards will be evidenced by an award document setting forth the applicable terms and conditions.

Purpose

The Amended Plan authorizes the Compensation Committee, or another committee designated by the Board and made up of two or more non-employee directors and, if determined by the Board to be applicable, outside directors (as applicable, the “Committee”), to provide equity-based or other incentive-based compensation for the purpose of attracting and retaining directors, employees and certain consultants and providing our directors, employees and such consultants incentives and rewards for superior performance.

The Amended Plan is designed to comply with the requirements of applicable federal and state securities laws, and the Code.

Shares Subject to the Amended Plan

The Board has authorized the issuance of 3,060,000 shares of our common stock in connection with awards pursuant to the Amended Plan, plus the number of shares available for issuance under the Existing Plan on the date stockholders approve the Amended Plan (which, as of April 9, 2019, was 920,394 shares). No more than 3,060,000 shares under the Amended Plan may be issued upon the exercise of ISOs. The number of shares with respect to awards that may be granted under the Amended Plan to any individual participant in respect of a single fiscal year may not exceed 1,000,000 shares. Further, awards to non-employee directors will be subject to the Director Compensation Limit. Each of the foregoing limitations is subject to potential adjustment as described in the Amended Plan.

Any shares of our common stock covered by an award granted under the Amended Plan, which for any reason is canceled, forfeited, withheld or expires or, in the case of an award other than a stock option, is settled in cash, will again be available for awards under the Amended Plan. In addition, (i) shares not issued or delivered as a result of the net settlement of an outstanding stock option or SAR (ii) shares used to pay the exercise price or withholding taxes related to an outstanding award, and (iii) shares repurchased by the Company using proceeds realized by the Company in connection with a participant’s exercise of an option or SAR, will again become available for grant.

Subject to the Amended Plan’s share counting rules, common stock covered by awards granted under the Amended Plan will not be counted as used unless and until the shares are actually issued and delivered. However, common stock issued or delivered under awards granted under the Amended Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added back to) the aggregate share limit or other Amended Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended Plan, under circumstances further described in the Amended Plan, but will not count against the aggregate share limit or other Amended Plan limits described above. The various limits described above are subject to potential adjustment as described in the Amended Plan.

Plan Administration

The Amended Plan is administered by the Committee. The Committee generally may select eligible employees to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Committee’s determinations and interpretations under the Amended Plan will be binding on all interested parties. Subject to applicable law, the Committee may delegate to a subcommittee or to officers certain authority with respect to the granting of awards other than awards to certain officers and directors as specified in the Amended Plan.

Eligibility

Awards may be made by the Committee to any of our employees or certain qualifying consultants, or to employees or certain qualifying consultants of our affiliates, or non-employee directors who are members of the Board or the board of directors of our affiliates; provided that ISOs may only be granted to our employees or employees of our affiliates. Currently, there are approximately 70 individuals whom we believe would be eligible to participate in the Amended Plan subject to any necessary approvals by the Committee, which includes the 4 named executive officers and 7 non-employee directors.

No Repricing Without Shareholder Approval

Except in connection with a corporate transaction or other adjustment event described in the Amended Plan, repricing of underwater options and SARs is prohibited without stockholder approval under the Amended Plan.

Types of Awards Under the Amended Plan

Stock Options.    Option rights may be granted that entitle the optionee to purchase shares of our common stock at a price not less than (except with respect to Substitute Awards described below) fair market value at the date of grant, and may be ISOs, nonqualified stock options, or combinations of the two. Stock options granted under the Amended Plan will be subject to such terms and conditions, including exercise price and conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. Payment in respect of the exercise of an option granted under the Amended Plan may be made (i) in cash or its equivalent, or (ii) in the discretion of the Committee, by exchanging shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or (iii) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the shares being acquired upon exercise of the option and to delivering promptly to us an amount equal to the aggregate exercise price or (iv) in the discretion of the Committee and subject to any conditions or limitations established by the Committee, by having us withhold from shares otherwise deliverable an amount equal to the aggregate option exercise price pursuant to a “net exercise” arrangements, or (v) by a combination of the foregoing, or (vi) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the fair market value of such shares so tendered to us or withheld as of the date of such tender or withholding is at least equal to the aggregate exercise price of the option. No stock option may be exercisable more than 10 years from the date of grant.

Stock Appreciation Rights.    SARs granted under the Amended Plan will be subject to such terms and conditions, including grant price and the conditions and limitations applicable to exercise thereof, as may be determined by the Committee and specified in the applicable award agreement. SARs may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. A SAR will entitle the participant to receive an amount equal to the excess of the fair market value of a share on the date of exercise of the SAR over the grant price thereof (which may not be (except with respect to Substitute Awards described below) less than fair market value on the date of grant). The Committee, in its sole discretion, will determine whether a SAR will be settled in cash, shares or a combination of cash and shares. No SAR may be exercisable more than 10 years from the date of grant.

Restricted Stock and Restricted Stock Units.    Restricted stock and RSUs granted under the Amended Plan will be subject to such terms and conditions, including the duration of the period during which, and the conditions, if any, under which, the restricted stock and restricted stock units may vest and/or be forfeited to us, as may be determined by the Committee in its sole discretion. Each RSU will have a value equal to the fair market value of a share of our common stock. RSUs will be paid in cash, shares, other securities or other property, as determined by the Committee in its sole discretion, upon or after the lapse of the restrictions applicable thereto or otherwise in accordance with the applicable award agreement. Dividends payable on Restricted Stock, or dividend equivalents payable on RSUs, will not be paid unless and until the underlying award vests.

Performance Awards.    Performance awards granted under the Amended Plan will consist of a right which is (i) denominated in cash or shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee will establish, and (iii) payable at such time and in such form as the Committee will determine. Subject to the terms of the Amended Plan and any applicable award agreement, the Committee will determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award. Performance awards may be paid in a lump sum or in installments following the close of the performance period (as set forth in the applicable award agreement) or, in accordance with procedures established by the Committee, on a deferred basis. The Committee may require or permit the deferral of the receipt of performance awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

Other Stock-Based Awards.    In addition to the foregoing types of awards, the Committee will have authority to grant to participants an “other stock-based award” (as defined in the Amended Plan), which will consist of any right which is (i) not a stock option, SAR, restricted stock or RSU or performance award and (ii) an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including, without limitation, securities convertible into shares of our common stock), as deemed by the Committee to be consistent with the purposes of the Amended Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Amended Plan and any applicable award agreement, the Committee will determine the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the Amended Plan.

Dividend Equivalents.    In the sole discretion of the Committee, an award (other than options or SARs), whether made as another stock-based award or as any other type of award issuable under the Amended Plan, may provide the participant with the right to receive dividends or dividend equivalents, payable in cash, shares, other securities or other property and on a current or deferred basis. However, dividends and dividend equivalents may be paid only on a deferred basis, to the extent the underlying award vests.

Performance Criteria / Performance Goals

The Amended Plan allows the Committee to establish measurable “Performance Criteria” for purposes of establishing performance goals with respect to performance-based awards under the Amended Plan. The Performance Criteria that may be used to establish such performance goal(s) may be based on one or more, or a combination of, any performance criteria, metric or factor as may be determined by the Committee, including, but limited to, the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income; (v) division, group or corporate financial goals; (vi) return on stockholders’ equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per Share; (xii) net earnings; (xiii) operating earnings; (xiv) free cash flow; (xv) attainment of strategic and operational initiatives; (xvi) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; or (xxvi) reductions in costs.

Amendments

The Board may amend the Amended Plan from time to time without further approval by our stockholders, except where (i) the amendment would materially increase the benefits accruing to participants under the Amended Plan, (ii) the amendment would materially increase the number of securities which may be issued under the Amended Plan, (iii) the amendment would increase the Director Compensation Limit, or (iv) stockholder approval is required by applicable law or securities exchange rules and regulations, and provided that no such action that would materially impair the rights of any participant with respect to awards previously granted under the Amended Plan will be effective without the participant’s consent.

Transferability

Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s guardian or legal representative, and no award may be sold, assigned, pledged, attached, alienated or otherwise transferred or encumbered by a participant, other than by will or by the laws of descent and distribution, and any such purported sale, assignment, pledge, attachment, alienation, transfer or encumbrance will be void and unenforceable against us or any affiliate; provided that the designation of a beneficiary will not constitute a sale, assignment, pledge, attachment, alienation, transfer or encumbrance. In no event will any award granted under the Amended Plan be transferred for value. However, the Committee may permit the transferability of an award under the Amended Plan by a participant to certain members of the participant’s immediate family or trusts for the benefit of such persons or other entities owned by such persons.

Adjustments

The number and kind of shares covered by outstanding awards and available for issuance or transfer (and Plan limits) under the Amended Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of ours, issuance of warrants or other rights to purchase our shares or other securities, or other corporate transaction or event. In the event the Committee determines in its sole discretion that any such transaction affects the shares of common stock such that an adjustment is appropriate to prevent dilution or enlargement of benefits, or potential benefits intended to be made available under the Amended Plan, the Committee will equitably adjust any or all of (i) the number of our shares or other securities (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of our shares or other securities of (or number and kind of other securities or property) subject to outstanding awards, and (iii) the grant or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment or other consideration to the holder of an outstanding award in consideration for the cancellation of such award, which, in the case of options and SARs will equal the excess, if any, of the fair market value of the shares subject to such options or SARs over the aggregate exercise price or grant price of such options or SARs. However, such adjustment to the Amended Plan limits will be made only if and to the extent that such adjustment would not cause any ISO to fail to so qualify.

Change of Control

Historically, the award agreements applicable to outstanding awards under the Existing Plan provide that, in the event of a “change in control” (as defined in the Existing Plan), outstanding options and stock appreciation rights will become fully vested and exercisable and the restrictions applicable to restricted stock awards, restricted stock unit awards, performance awards and other stock-based awards granted under the Existing Plan will lapse upon such change in control (with any applicable performance goals deemed to have been achieved at target level as of the date of such vesting). The Committee retains the discretion to continue to provide for this treatment in the award agreements applicable to awards made under the Amended Plan.

However, the Amended Plan provides the Committee with the ability to grant awards that vest on a so-called “double-trigger” basis in the event of a Change in Control, which means that, if the participant is provided with a “Replacement Award” (as defined in the Amended Plan) in connection with a Change in Control, then the outstanding award to which such replacement award relates will not become fully vested or exercisable, and upon the participant’s termination of employment or service by the Company without Cause or by the participant for Good Reason (each, as defined in the Amended Plan) within two years following the Change in Control, all replacement awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting).

With respect to any awards under the Amended Plan that vest upon a Change in Control (i.e., for which no replacement award is provided), such awards may be cancelled or converted in connection with such Change in Control and the Committee may cause to be paid or provided to the holders thereof, in cash, shares, other securities or other property, or any combination thereof, the value of such awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per share received or to be received by other stockholders of the Company in connection with the Change in Control), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the share(s) subject to such Option or SAR over the aggregate exercise price of such Option or SAR, respectively, and any Option or SAR having a per share exercise price equal to, or in excess of, the fair market value of a share subject thereto may be canceled and terminated without any payment or consideration therefor).

Unless otherwise provided in the Amended Plan or an award agreement, to the extent any Amended Plan or award agreement provision would cause a payment of deferred compensation upon a Change in Control or termination of service that is subject to Section 409A of the Code, then payment will not be made unless the provisions comply with Section 409A of the Code. Any payment that would have been made but for the application of the preceding sentence will be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service, but disregarding any future service or performance requirements.

Withholding Taxes

A participant may be required to pay to us, and, subject to Section 409A of the Code, we will have the right and are authorized to withhold from any award, from any payment due or transfer made under any award or under the Amended Plan or from any compensation or other amount owing to a participant the amount (in cash, shares, other securities, other awards or other property) of any applicable withholding taxes in respect of an award, its exercise, or any payment or transfer under an award or under the Amended Plan and to take such other action as may be necessary in our opinion to satisfy all obligations for the payment of such taxes. In the discretion of the Committee and subject to such rules as the Committee may adopt, a participant may satisfy, in whole or in part, the withholding liability by delivery of shares owned by the participant (which are not subject to any pledge or other security interest and which have been owned by the participant for at least six months) with a fair market value equal to such withholding liability or by having us withhold from the number of shares otherwise issuable upon the occurrence of a vesting event a number of shares with a fair market value equal to such withholding liability.

Detrimental Activity and Recapture Provisions

Awards under the Amended Plan will be subject to the Clawback and Recoupment Policy adopted by the Board on February 27, 2019, as such policy may be amended from time to time. Further, any award may be subject to cancellation or forfeiture, or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such other terms and conditions as may be determined by the Committee from time to time, including, without limitation, in the event that a participant, during employment or other service with the Company or an affiliate, engages in activity detrimental to the business of the Company. Further, notwithstanding anything in the Amended Plan to the contrary, any award may also be subject to cancellation, or forfeiture or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the shares may be traded.

Termination

No grant will be made under the Amended Plan more than 10 years following the date on which the stockholders approve the Amended Plan, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Amended Plan.

Federal Income Tax Consequences Relating to Awards

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Amended Plan based on federal income tax laws in effect on the date hereof. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences. The following is not to be considered as tax advice to any persons who may be participants in the Amended Plan, and any such persons are advised to consult with their own tax counsel.

Tax Consequences to Participants

Non-qualified Stock Options.    In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

Incentive Stock Options.    No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of our common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise

(or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period.

Stock Appreciation Rights.    No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and/or the fair market value of any unrestricted shares of our common stock received on the exercise.

Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock.

Restricted Stock Units.    No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of our common stock on the date that such shares are transferred to the participant in settlement of the award (reduced by any amount paid by the participant for such RSUs, if any), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Awards.    No income generally will be recognized upon the grant of performance awards. Upon payment in respect of any performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and/or the fair market value of any unrestricted shares of our common stock received in respect thereof.

Tax Consequences to Us or Our Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Section 162(m) of the Code

Prior to its amendment by the Tax Cuts and Jobs Act (the “TCJA”), there was an exception to the $1 million deduction limitation under Section 162(m) for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate this exception for performance-based compensation, effective for taxable years following December 31, 2017, except with respect to amounts that are paid pursuant to binding contracts that are “grandfathered” as determined in accordance with the applicable regulations. The TCJA also expanded the definition of “covered employees” to include (1) the principal executive officer of the corporation (or an individual acting in such capacity) at any time during the tax year, (2) the principal financial officer of the corporation (or an individual acting in such capacity) at any time during the tax year, (3) the three highest compensated officers for the tax year (other than the PEO or the PFO), and (4) any individual who was considered a “covered employee” of the corporation (or any predecessor) for any prior tax year beginning on or after January 1, 2017. Compensation paid under the Amended Plan to individuals who are “covered employees” under Section 162(m) that exceeds $1 million for a given tax year will not be deductible by us.

Compliance with Section 409A of the Code

To the extent applicable, it is intended that the Amended Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Amended Plan and any grants made under the Amended Plan will be administered in a manner consistent with this intent. Any reference in the Amended Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the Amended Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2018 regarding shares of the common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company’s equity compensation plans, as well as the number of shares available for issuance under such plans (if any).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	135,956	$9.96	1,283,372
Equity compensation plans not approved by security holders	—	$—	—

(1)

Following approval of the Amended Plan by our stockholders, no future equity awards will be made pursuant to any of the Company’s existing equity incentive plans, including the Existing Plan. However, outstanding awards granted under our historic equity incentive plans (including the Existing Plan) will continue unaffected.

New Plan Benefits

All future awards to directors, executive officers, and employees will be made at the discretion of the Compensation Committee. Therefore, we cannot determine future benefits for any other awards under the Amended Plan at this time.

Vote Required

The affirmative vote of a majority in voting power of our Common Stock represented in person or by proxy and entitled to vote is required for the approval of the Eldorado Resorts, Inc. Amended and Restated 2015 Equity Incentive Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ELDORADO RESORTS, INC. AMENDED AND RESTATED 2015 INCENTIVE PLAN. BY VOTING “FOR” PROPOSAL NO. 3, YOU WILL BE DEEMED TO HAVE ALSO RATIFIED THE DIRECTOR COMPENSATION LIMIT.

PROPOSAL 4

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” gives stockholders the opportunity, on an advisory basis, to approve, reject or abstain from voting with respect to such proposal. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years (commonly referred to as “say-when-on-pay”). At the Company’s 2015 Annual Meeting, our stockholders approved, on an advisory basis, to conduct “say-on-pay” votes on an annual basis. Therefore, unless and until our Board decides otherwise, we will continue to hold say-on-pay votes on an annual basis (with the next such vote occurring at the 2020 Annual Meeting), and the next say-when-on-pay vote will occur no later than the Company’s 2021 Annual Meeting, as this vote is required to be held at least once every six years.

Our executive compensation program is designed to enhance stockholder value by focusing on the specific performance metrics that drive enterprise value; attract, motivate and retain highly-qualified executives committed to the Company’s long-term success; and provide competitive salaries relative to their peers and actual performance. To that end, we provide a program of cash and equity-based awards to promote executive continuity, to align the interests of the Company’s executives with those of our stockholders and to reward executives for superior performance, as measured by both financial and nonfinancial metrics.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 16, which describes the Company’s executive compensation programs and the decisions made by the Compensation Committee and the Board of Directors with respect to the year ending December 31, 2018.

The Board is asking stockholders to approve the following advisory resolution at the 2019 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained therein, is hereby approved.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; it will not create or imply any change to the fiduciary duties of, or create or imply any additional duties for, the Company, the Board or the Compensation Committee; and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. Although non-binding, the Board and the Compensation Committee will review and consider the voting results in their entirety when making future decisions regarding our executive compensation program.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS

UNITE HERE, a labor union (the “Union”) which represents employees at certain of our properties, has informed us it intends to solicit proxies at the Annual Meeting for the following five proposals. The Union has also advised us that it is the beneficial owner of 2,190 shares of our common stock, which constitutes approximately 0.0028% of our outstanding common stock.

The text of each proposal is the sole responsibility of the Union and each proposal is set forth in italics below.

The Board believes that the Company consistently exhibited strong corporate governance and has exhibited that strong corporate governance is an integral part of our core values and practices. The Board has evaluated the Union’s proposals and has a statement in response to each stockholder proposal as set forth below.

UNITE HERE PROPOSAL 5

NON-BINDING STOCKHOLDER PROPOSAL REGARDING OPTING OUT OF NEVADA’S ACQUISITION OF CONTROLLING INTEREST STATUTE

Proposal:

RESOLVED, that shareholders of Eldorado Resorts, Inc. urge the Board of Directors to take all steps necessary to cause the Company to opt out of Nevada’s Acquisition of Controlling Interest statute (Nev. Rev. Stat. §§ 78.378 to 78.3793, inclusive) and to require approval by a majority of shareholders casting votes before opting back in.

Statement from the Board of Directors:

The Board has carefully considered the proposal that we opt out of all provisions of Nevada’s Acquisition of Controlling Interest statute (the “Controlling Interest Statute”) and believes that it is not in the best interests of the stockholders for us to do so.

The provisions of the Controlling Interest Statute to which we are subject do not prevent a negotiated acquisition of us. Instead, they encourage potential acquirers to begin negotiations with the Board. This provides the Board with the time and leverage necessary to evaluate the adequacy and fairness of takeover proposals, consider alternative proposals and negotiate the best result for all stockholders. This deters coercive tactics and helps ensure the Board is able to adequately respond in accordance with its duties when faced with an opportunistic hostile takeover. Retaining the flexibility to utilize some or all of the provisions of the Controlling Interest Statute, should future circumstances warrant, can help protect long-term stockholder interests against unsolicited takeover attempts by investors focusing on short-term financial gains.

Requiring the Board to obtain stockholder approval prior to opting back in to the Controlling Interest Statute is not practical as arranging a stockholder meeting to consider the issue is unlikely to be accomplished in the period required to respond to an offer and may significantly reduce the Board’s ability and flexibility to maximize stockholder value.

The Board believes that the Controlling Interest Statute may provide the Board with a valuable tool to increase stockholder value by forcing a potential acquiror to negotiate a higher price, a tool which will be unavailable if the Board opts out of the benefits of the Controlling Interest Statute.

Approval of this Proposal 5 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. As an advisory vote, this Proposal 5 is not binding on us or the Board.

FOR THE REASONS STATED ABOVE, THE BOARD RECOMMENDS YOU VOTE “AGAINST” THIS PROPOSAL 5 - STOCKHOLDER PROPOSAL REGARDING OPTING OUT OF NEVADA’S ACQUISITION OF CONTROLLING INTEREST STATUTE.

UNITE HERE PROPOSAL 6

NON-BINDING STOCKHOLDER PROPOSAL REGARDING OPTING OUT OF NEVADA’S COMBINATIONS WITH INTERESTED STOCKHOLDERS STATUTE

Proposal:

RESOLVED, that shareholders of Eldorado Resorts, Inc. urge the Board of Directors to take all necessary steps to opt out of the Nevada Combinations with Interest Stockholders statute (Nev. Rev. Stat. §§ 78.411 to 78.444, inclusive) and to require a majority vote of shareholders casting votes before opting back in.

Statement from the Board of Directors:

The Board has carefully considered the proposal that we opt out of all provisions of Nevada’s Combinations with Interested Stockholders statute (the “Combination Statute”) and believes that it is not in the best interests of the stockholders for us to do so. The Combination Statute protects Nevada corporations and their stockholders against coercive and manipulative practices arising in connection with unsolicited tender offers and other control transactions. By potentially delaying or making more difficult a change of control transaction or other combination with an interested stockholder, the Combination Statute encourages potential interested stockholders to negotiate with a corporation’s board of directors before attempting a takeover. The Combination Statute makes it easier for a corporation’s board of directors to obtain a “better deal” in case of an unsolicited acquisition attempt, thus allowing it to evaluate the adequacy and fairness of takeover proposals, consider alternative proposals and negotiate the best result for all stockholders.

Requiring the Board to obtain stockholder approval prior to opting back in to the Combination Statute is not practical as arranging a stockholder meeting to consider the issue is unlikely to be accomplished in the period required to respond to an offer and may significantly reduce the Board’s ability and flexibility to maximize stockholder value.

The Board believes that the Combination Statute may provide the Board with a valuable tool to increase stockholder value by protecting stockholder against coercive and manipulative practices arising in connection with unsolicited tender offers and other control transactions, a tool which will be unavailable if the Board opts out of the benefits of the Combination Statute.

Approval of this Proposal 6 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. As an advisory vote, this Proposal 6 is not binding on us or the Board.

FOR THE REASONS STATED ABOVE, THE BOARD RECOMMENDS YOU VOTE “AGAINST” THIS PROPOSAL 6 – NON-BINDING STOCKHOLDER PROPOSAL REGARDING OPTING OUT OF NEVADA’S BUSINESS COMBINATONS WITH INTERESTED STOCKHOLDERS STATUTE.

UNITE HERE PROPOSAL 7

NON-BINDING STOCKHOLDER PROPOSAL REGARDING SUPERMAJORITY VOTING STANDARDS

Proposal:

RESOLVED, that the shareholders of Eldorado Resorts, Inc. urge the Board of Directors not to adopt supermajority voting standards for amending the corporation’s Articles of Incorporation or Bylaws or other matters requiring shareholder vote.

Statement from the Board of Directors:

We have no supermajority voting provisions in either our Articles of Incorporation or Bylaws. For all matters other than the election of directors, our Bylaws require that, when a quorum is present, an action by our stockholders is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless the action is one upon which express provisions of applicable law, our Articles of Incorporation or Bylaws requires a different vote.

We are not subject to any requirement for supermajority approved by our stockholders and do not currently intend to implement supermajority voting requirements. As a result, we do not believe that the non-binding advisory stockholder proposal is relevant to our current or anticipated governance.

In addition, with respect to most matters that are likely to be brought before the stockholders, approval by a simple majority of the votes cast when a quorum is present constitutes the act of our stockholders. This standard applies to the most common matters brought before the stockholders, including the ratification of the appointment of auditors, approval of compensation of the Named Executive Officers, and approval of amendments to equity incentive plans.

Our existing voting structure is designed to implement actions approved by the majority of voting stockholders. We do not have special insight on how stockholders will vote on any given matter. Many institutional investors receive and rely on voting recommendations from professional advisory firms, most of which have their own guidelines, formulae and analyses for recommending how to vote on a specific issue. Mutual funds and registered investment advisors are required to disclose the policies and procedures they utilize with respect to voting portfolio securities, thereby making voting positions and processes much more transparent, both to companies and to activist investors and organizations seeking to sway those votes. This proposal would not have any effect on our corporate governance, which currently provides many safeguards for stockholders’ interests.

Approval of this Proposal 7 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. As an advisory vote, this Proposal 7 is not binding on us or the Board.

FOR THE REASONS STATED ABOVE, THE BOARD RECOMMENDS YOU VOTE “AGAINST” THIS PROPOSAL 7 - NON-BINDING STOCKHOLDER PROPOSAL REGARDING SUPERMAJORITY VOTING STANDARD.

UNITE HERE PROPOSAL 8

NON-BINDING STOCKHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS PLANS

Proposal:

RESOLVED, that the shareholders of Eldorado Resorts, Inc. urge the Board of Directors (the “Board”) to redeem any shareholder rights plan or any other form of “poison pill” making it more difficult or expensive to acquire large holdings of Eldorado’s stock currently in effect, and take all necessary steps to require a majority shareholder vote to adopt, amend, extend or renew any shareholder rights plan unless:

a. its adoption is mandated by the Board’s fiduciary duties, and

b. such plan will expire within one year (unless approved by a majority shareholder vote).

Statement from the Board of Directors:

We currently have no shareholder rights plan or “poison pill” in place and, while the Board does not anticipate that it would adopt a shareholder rights plan, the Board may in the future determine it is in the best interest of stockholders and us to put a shareholder rights plan in place. The Board believes that shareholder rights plans can be a useful tool in some circumstances to protect the best interests of its stockholders. The existence of such plans may allow a board of directors to have protections and initiate strategies for realizing long-term value and to maximize the value of the stockholders’ investment by encouraging potential purchasers to negotiate directly with the board of directors, which, accordingly, helps a board of directors maintain flexibility to adopt plans with terms appropriate to a variety of circumstances. The Board also has certain fiduciary duties and, despite the language in the proposal, the Board may be prevented from fulfilling its fiduciary duties, particularly in the context of preventing certain unfair and coercive takeover attempts. The Board is already required at all times to act in the best interests stockholders, including in any decision to adopt, maintain, amend or terminate a “poison pill”.

It is not certain that requiring stockholder approval of a shareholder rights plan would enhance value for stockholders. Such a requirement would limit the Board’s flexibility in responding to a takeover attempt, particularly when time is of the essence and action must be taken quickly in response to an unfair takeover bid or threat, which is not in the best interests of stockholders. Given the dynamic and highly variable circumstances in which the Board might need to consider an acquisition transaction, this proposal would impose limitations that could have consequences adverse to stockholders’ interests. While we have no current plans to adopt a shareholders rights plan, in the event we expect to adopt a shareholders rights plan, we will consider first submitting the plan to a stockholder vote, unless the Board determines, in the exercise of our fiduciary duties, that it is in the best interests of the stockholders to adopt a rights plan without delay.

Approval of this Proposal 8 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. As an advisory vote, this Proposal 8 is not binding on us or the Board.

FOR THE REASONS STATED ABOVE, THE BOARD RECOMMENDS YOU VOTE “AGAINST” THIS PROPOSAL 8 - NON-BINDING STOCKHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS PLANS.

UNITE HERE PROPOSAL 9

NON-BINDING STOCKHOLDER PROPOSAL REGARDING VOTING STANDARDS FOR DIRECTOR ELECTIONS

Proposal:

RESOLVED, that the stockholders of Eldorado Resorts, Inc. recommend that the Board of Directors (“the Board”) take all steps necessary to require Director nominees to be elected by an affirmative vote of the majority of votes cast for uncontested Director elections, that is, when the number of Director nominees is the same as the number of Board seats (with a plurality vote standard retained for contested Director elections, that is, when the number of Director nominees exceeds the number of board seats).

Statement from the Board of Directors:

The Board is committed to a long-term, sustained approach to stockholder value, and having a plurality voting standard for director elections supports that approach. The current plurality vote standard avoids uncertainty, risks to our director election process and corporate governance complications arising from a “failed election” and allows us to attract a larger pool of qualified candidates willing to serve as directors of a company that operates within a highly regulated industry.

The plurality voting standard for the election of directors, which is the default standard under Nevada law, ensures that we avoid “failed elections” - in which directors fail to receive the requisite votes necessary to be elected - resulting in vacancies on the Board. The potential of a failed election presents unnecessary legal uncertainty and risk to our director election process, as vacancies on the Board could result in our inability to comply with certain NASDAQ listing requirements or an unintended “change of control” that could have negative consequences under our key agreements.

The Nominating and Corporate Governance Committee is responsible for evaluating and recommending candidates for membership on the Board, including director nominees suggested by our stockholders and the Board. As part of its review of a potential candidate’s qualifications, the Nominating and Corporate Governance Committee considers the candidate’s ability to represent the interests of the stockholders, conducts a background check of all potential candidates to confirm the qualifications and character of the candidate and evaluates whether a candidate meets the suitability requirements of all relevant regulatory agencies. Stockholders can express their dissatisfaction with an incumbent director’s performance by withholding their vote. In addition, stockholders with a meaningful ownership percentage of our common stock may nominate or recommend director candidates for election to the Board pursuant to the Bylaws. Any candidate receiving more votes than an incumbent director in a contested election will be elected to the Board.

In the past years, the average affirmative vote for directors has been close to 90% of the shares voted through the plurality voting process with no director receiving less than approximately 83% of the votes cast. As a result, the adoption of a majority voting standard would not have affected the outcome of the elections in any of these years. Not only have our directors historically received high levels of support, but, we also maintain a comprehensive director nomination and election process. In addition, other than Messrs. Reeg and Gary L. Carano, all director nominees are independent as defined under the NASDAQ listing standards. Because our stockholders have a history of electing highly qualified and independent directors using a plurality voting system, a change in the director election process is neither necessary nor appropriate in order to enhance our corporate governance.

In addition, the ownership, operation, and management of gaming and racing facilities are subject to extensive regulation. Many gaming and racing regulatory agencies in the jurisdictions in which we operate require us and our affiliates, including our executive officers and directors, to maintain licenses. The licensing process is onerous, invasive, time consuming, and expensive. Because of this, it is very difficult to identify qualified candidates willing to subject themselves, as well as their families, to the rigorous and intrusive process necessary to obtain a gaming license. We believe that our current plurality voting standard allows us to attract a larger pool of qualified director candidates who are willing to subject themselves and their families to the regulatory approval process in light of the decreased potential of failed elections and board turnover. The plurality voting standard assists in limiting (i) the expense associated with the licensing process and (ii) the exposure to increased regulatory scrutiny associated with board turnover.

Approval of this Proposal 9 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. As an advisory vote, this Proposal 9 is not binding on us or the Board.

FOR THE REASONS STATED ABOVE, THE BOARD RECOMMENDS YOU VOTE “AGAINST” THIS PROPOSAL 9 – NON-BINDING STOCKHOLDER PROPOSAL REGARDING VOTING STANDARDS FOR DIRECTOR ELECTIONS.

OTHER MATTERS

Stockholder Proposals for Next Meeting

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals of stockholders intended for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2020 must be received at our executive offices not later than December 26, 2019. Proponents should submit their proposals by Certified Mail-Return Receipt Requested. Proposals received after that date will be deemed untimely.

To otherwise present a timely proposal or other business for consideration by our stockholders at the 2020 Annual Meeting of Stockholders, pursuant to our bylaws, a stockholder’s written notice must be delivered to or mailed and received at our principal executive offices no earlier than the close of business on February [ ], 2020 nor later than the close of business on March [ ], 2020, as required under the applicable provisions of our Amended and Restated Bylaws (the “Bylaws”). In addition, not less than sixty days prior to the date of the next meeting of stockholders called for the election of directors (“Election Meeting”), a stockholder who intends to make a nomination of a candidate for election as director of the Company at the Election Meeting shall, as required by our bylaws, deliver to our Secretary a notice setting forth (a) the name, age, business address and the residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of our capital stock which are beneficially owned by each such nominee, and (d) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the corporation, if elected. This notice requirement does not apply to stockholder proposals properly submitted for inclusion in our proxy statements in accordance with the rules of the Securities and Exchange Commission and stockholder nominations of director candidates which must comply with the Nominating and Governance Committee Charter described elsewhere in this Proxy Statement.

Notice Regarding Abandoned Property Law of New York State

We have been informed by our transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), that New York State now requires the Company’s Transfer Agent to report and escheat all shares held by our record stockholders if there has been no written communication received from the stockholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their stockholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the Transfer Agent’s possession, and even though the stockholder’s address of record is apparently correct.

The Transfer Agent has advised us that the law requires the Transfer Agent to search its records as of June 30 each year in order to determine those New York resident stockholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those stockholders who have not contacted the Transfer Agent in over five years, a first-class letter must be sent notifying them that their shares will be escheated in November if they do not contact the Transfer Agent in writing prior thereto. All written responses will be entered in the Transfer Agent’s files, but those who do not respond will have their shares escheated. Stockholders will be able to apply to New York State for the return of their shares.

Accordingly, stockholders that may be subject to New York’s Abandoned Property Law should make their inquiries and otherwise communicate, with respect to us, in writing. Stockholders should contact their attorneys with any questions they may have regarding this matter.

Information Accompanying this Proxy Statement

Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 1, 2019, accompanies this Proxy Statement and is being made available to each person solicited in connection with the June 19, 2019 annual meeting of our stockholders via the internet pursuant to the method described in “Copies of Proxy Materials” on page 1.

No Other Business

Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

April [ ], 2019	ELDORADO RESORTS, INC.

Edmund L. Quatmann, Jr., Secretary

Appendix A

ELDORADO RESORTS, INC. AMENDED & RESTATED

2015 EQUITY INCENTIVE PLAN

ELDORADO RESORTS, INC.

AMENDED & RESTATED

2015 EQUITY INCENTIVE PLAN

Section 1.    Purpose. The purposes of this Eldorado Resorts, Inc. Amended and Restated 2015 Equity Incentive Plan are to promote the interests of Eldorado Resorts, Inc. and its stockholders by (a) attracting and retaining employees and directors of, and certain consultants to, the Company and its Affiliates; (b) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and/or (c) enabling such individuals to participate in the long-term growth and financial success of the Company.

Section 2.    Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award made or granted from time to time hereunder.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company.

“Board” shall mean the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (i) persistent neglect or negligence in the performance of the Participant’s duties; (ii) conviction (including, but not limited to, pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, or for any criminal offense related to the Company, any Affiliate or the Participant’s service; (iii) any deliberate and material breach of fiduciary duty to the Company or any Affiliate, or any other conduct that leads to the material damage or prejudice of the Company or any Affiliate; or (iv) a material breach of a policy of the Company or any Affiliate, such as the Company’s code of conduct.

“Change in Control” shall mean the occurrence of any of the following events:

(a)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board (the “Voting Power”) at such time; provided that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition directly from the Company; (ii) any such acquisition by the Company; (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; or (iv) any such acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below; or

(b)    individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Power immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such transaction of the securities representing the Voting Power, (ii) no Person (excluding any entity resulting from such transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such transaction) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such transaction, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to such transaction, and (iii) at least a majority of the members of the board of directors of the entity resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board providing for such transaction; or

(d)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in paragraph (a), (b), (c) or (d) above, with respect to such Award, shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a “non-employee director” (within the meaning of Rule 16b-3) if and to the extent Rule 16b-3 is applicable to the Company and the Plan and an “outside director” (within the meaning of Section 162(m) of the Code) if and to the extent the Board determines it is necessary or appropriate to satisfy the conditions of any available exemption from the deduction limit under Section 162(m) of the Code. If at any time such a committee has not been so designated or is not so composed, the Board shall constitute the Committee.

“Company” shall mean Eldorado Resorts, Inc., together with any successor thereto.

“Disability” shall mean a physical or mental disability or infirmity that prevents the performance by the Participant of his or her duties lasting (or likely to last, based on competent medical evidence presented to the Company) for a continuous period of six months or longer.

“Effective Date” shall have the definition as set forth in Section 17(a) of the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, as of any date, the closing sale price (excluding any “after hours” trading) of the Shares on the date of grant or the date of calculation, as the case may be, on the stock exchange or over the counter market on which the Shares are principally trading on such date (or on the last preceding trading date if Shares were not traded on such date) if the Shares are readily tradable on a national securities exchange or other market system, and if the Shares are not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Shares.

“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean (i) a material diminution in the Participant’s base salary from the level immediately prior to the Change in Control; or (ii) a material change in the geographic location at which the Participant must primarily perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change in Control; provided that no termination shall be deemed to be for Good Reason unless (a) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 90 days after the initial existence of the occurrence of such facts or circumstances, (b) to the extent curable, the Company has failed to cure such facts or circumstances within 30 days of its receipt of such written notice, and (c) the effective date of the termination for Good Reason occurs no later than one 180 days after the initial existence of the facts or circumstances constituting Good Reason.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

“Involuntary Termination” shall mean termination by the Company of a Participant’s employment or service by the Company without Cause or termination of a Participant’s employment by the Participant for Good Reason. For the avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company for Cause or due to the Participant’s death, Disability or resignation without Good Reason.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option or does not meet the requirements of Section 422 of the Code or any successor provision thereto.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee, or its designee, to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Criteria” shall mean the measurable criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any performance-based Awards under the Plan. Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Affiliates. The Performance Criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Performance Criteria that may be used to establish the Performance Goal(s) for any performance-based Awards may be based on one or more, or a combination of, any performance criteria, metric or factor as may be determined by the Committee, including, but not limited to, the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income; (v) division, group or corporate financial goals; (vi) return on stockholders’ equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per Share; (xii) net earnings; (xiii) operating earnings; (xiv) free cash flow; (xv) attainment of strategic and operational initiatives; (xvi) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; or (xxvi) reductions in costs.

“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized, in its sole discretion, to adjust or modify the calculation of a Performance Goal in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or its Affiliates; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or its Affiliates, or the financial statements of the Company or its Affiliates, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in recognition of any other item or event as may be deemed appropriate by the Committee in its discretion.

“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a performance-based Award.

“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government, political subdivision or other entity.

“Plan” shall mean this Eldorado Resorts, Inc. Amended & Restated 2015 Equity Incentive Plan.

“Prior Plan” shall mean the Eldorado Resorts, Inc. 2015 Equity Incentive Plan.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto, and shall include the Staff thereof.

“Shares” shall mean the common stock of the Company, par value $0.00001 per share, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction, or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Substitute Awards” shall mean any Awards granted under Section 4(c) of the Plan.

Section 3.    Administration.

(a)    The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify or determine whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration or operation of the Plan.

(b)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, but not limited to, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c)    The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” within the meaning of Rule 16b-3 or “outside director” within the meaning of Section 162(m) of the Code shall not invalidate any Award otherwise validly made by the Committee under the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to non-employee directors under the Plan.

(d)    No member of the Board or the Committee and no employee of the Company or any Affiliate shall be liable for any determination, act or failure to act hereunder (except in circumstances involving his or her bad faith), or for any determination, act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Board and the Committee and any agent of the Board or the Committee who is an employee of the Company or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any determination, act or failure to act with respect to their duties on behalf of the Plan (except in circumstances involving such person’s bad faith).

(e)    The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such subcommittee. In addition, subject to applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or “covered employees” (within the meaning of Section 162(m) of the Code). The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate whose employees have benefited from the Plan, as determined by the Committee.

Section 4.    Shares Available for Awards.

(a)    Shares Available.

(i)    Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, the sum of (A) 3,060,000 Shares, plus (B) the number of shares available for issuance under the Prior Plan on the Effective Date, plus (C) any Shares that again become available for Awards under this Plan or the Prior Plan in accordance with Section 4(a)(ii) of this Plan or the Prior Plan, as applicable. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 3,060,000 Shares. Subject in each instance to adjustment as provided in Section 4(b), (1) the maximum number of Shares with respect to which Awards (including Options and Stock Appreciation Rights) may be granted to any single Participant in respect of any fiscal year shall be 1,000,000 Shares, and (2) notwithstanding the foregoing limitation, or any plan or program of the Company or any Subsidiary to the contrary, the maximum amount of compensation that may be paid to any single non-employee member of the Board in respect of any fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any retainer fees) shall not exceed $950,000 (the “Director Compensation Limit”).

(ii)    Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that (in whole or in part) have expired or have been withheld, forfeited or cancelled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. For the avoidance of doubt, the following Shares shall again be made available for delivery to Participants under the Plan: (A) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (B) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, and (C) Shares repurchased by the Company using proceeds realized by the Company in connection with a Participant’s exercise of an Option or Stock Appreciation Right.

(b)    Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provisions for a cash payment or other consideration to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock

Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of Shares specified in Section 4(a)(i) of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 4(b); provided, however, that any such adjustment to the numbers specified in Section 4(a)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

(c)    Substitute Awards.

(i)    Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in an acquisition or merger transaction with the Company or any subsidiary of the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code.

(ii)    In the event that an entity acquired by the Company or any subsidiary of the Company or with which the Company or any subsidiary of the Company merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could not have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary of the Company prior to such acquisition or merger. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(iii)    Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits described in Section 4(a)(i) of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will be added to the aggregate limit described in Section 4(a)(i) of the Plan.

(d)    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5.    Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates (including, but not limited to, any prospective employee), or non-employee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

Section 6.    Stock Options.

(a)    Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock

Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.

(b)    Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.

(c)    Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d)    Payment.

(i)    No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (A) in cash or its equivalent, (B) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), (C) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (D) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

(ii)    Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee and applicable law, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Section 7.    Stock Appreciation Rights.

(a)    Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.

(b)    Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of one Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

Section 8.    Restricted Stock and Restricted Stock Units.

(a)    Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may vest and/or be forfeited to the Company, and the other terms and conditions of such Awards.

(b)    Transfer Restrictions. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative, or the transfer agent shall remove the restrictions relating to the transfer of such Shares. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement.

(c)    Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of one Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. No dividends shall be paid on any Shares of Restricted Stock, and no dividend equivalents shall be paid on any Restricted Stock Units, prior to the vesting of the Restricted Stock or Restricted Stock Units, as applicable. Shares of Restricted Stock and Shares issued in respect of Restricted Stock Units may be issued with or without other payments therefor or such other consideration as may be determined by the Committee, consistent with applicable law.

Section 9.    Performance Awards.

(a)    Grant. The Committee shall have sole authority to determine the Participants who shall receive a Performance Award, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b)    Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee may require or permit the deferral of the receipt of Performance Awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

(c)    Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period, as set forth in the applicable Award Agreement.

Section 10.    Other Stock-Based Awards. The Committee shall have authority to grant to Participants an Other Stock-Based Award, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 of the Plan, and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including, but not limited to, the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under the Plan.

Section 11.    Amendment and Termination.

(a)    Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would increase the Director Compensation Limit, or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(b)    Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(c)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)    Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or to cancel Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval. This Section 11(d) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of the Plan.

Section 12.    Change in Control.

In the event of a Change in Control, unless otherwise determined by the Committee in a written resolution upon or prior to the date of grant or set forth in an applicable Award Agreement, the following acceleration, exercisability and valuation provisions will apply:

(a)    Except to the extent that an award meeting the requirements of Section 12(c) hereof (a “Replacement Award”) is provided to a Participant in respect of such Participant’s outstanding Awards to replace or adjust such outstanding Awards (each, a “Replaced Award”), upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award will lapse, and each Award will be fully vested (with any applicable Performance Goals deemed to have been achieved at a target level as of the date of such vesting) (any Awards that become vested as a result of the foregoing or pursuant to the terms of the applicable Award Agreement, “CIC Vested Awards”).

(b)    With respect to any CIC Vested Awards, such awards may be cancelled or converted in connection with the Change in Control and the Committee may cause to be paid or provided to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such CIC Vested Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per Share received or to be received by other stockholders of the Company in connection with the Change in Control), including without limitation, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Share(s) subject to such Option or Stock Appreciation Right over the aggregate exercise price of such Option or Stock Appreciation Right, respectively (it being understood that, in such event, any Option or Stock Appreciation Right having a per share exercise price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor).

(c)    An award meets the conditions of this Section 12(c) (and hence qualifies as a “Replacement Award”) only if (i) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 12(c) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv) (B) and compliance of the Replaced Award or Replacement Award with Section 409A of the Code). Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(d)    Upon the Involuntary Termination, during the period of two years immediately following a Change in Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, that, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

(e)    Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any provision of the Plan or an applicable Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service, but disregarding any future service and/or performance requirements.

Section 13.    Non-U.S.  Participants. In order to facilitate the granting of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company or an Affiliate under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Section 14.    Detrimental Activity and Recapture Provisions. Awards under the Plan shall be subject to the Clawback and Recoupment Policy adopted by the Board on February 27, 2019, as such policy may be amended from time to time. Further, any Award may be subject to cancellation or forfeiture, or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such other terms and conditions as may be determined by the Committee from time to time, including, without limitation, in the event that a Participant, during employment or other service with the Company or an Affiliate, shall engage in activity detrimental to the business of the Company. Further, notwithstanding anything in the Plan to the contrary, any Award may also be subject to cancellation, or forfeiture or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Shares may be traded.

Section 15.    General Provisions.

(a)    Nontransferability.

(i)    Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii)    No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. In no event may any Award granted under the Plan be transferred for value.

(iii)    Notwithstanding the foregoing, at the discretion of the Committee, an Award may be transferred by a Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons, subject to any restriction included in the applicable Award Agreement.

(b)    Dividend Equivalents. In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights), whether made as an Other Stock-Based Award or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that no such dividends or dividend equivalents shall be paid unless and until the underlying Award vests.

(c)    No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, Awards, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each or any Participant (whether or not such Participants are similarly situated).

(d)    Share Certificates. Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)    Withholding.

(i)    A Participant may be required to pay to the Company or any Affiliate, and, subject to Section 409A of the Code, the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action(s) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii)    Without limiting the generality of clause (i) above, in the discretion of the Committee and subject to such rules as it may adopt (including, without limitation, any as may be required to satisfy applicable tax and/or non-tax regulatory requirements) and applicable law, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option (or the settlement of such Award in Shares) a number of Shares with a Fair Market Value equal to such withholding liability.

(f)    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, restricted stock units, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h)    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting or other service relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting or other service relationship, free from any liability or any claim under the Plan or any Award Agreement, unless otherwise expressly provided in any applicable Award Agreement or any applicable employment or other service contract or agreement with the Company or an Affiliate.

(i)    No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Nevada, applied without giving effect to its conflict of laws principles.

(k)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)    Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the requirements of all applicable securities laws.

(m)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated without additional consideration.

(o)    Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code. However, in no event shall the Company or any of its Affiliates be liable for any failure to comply with such requirements.

(p)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16.    Compliance with Section 409A of the Code.

(a)    To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)    Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under the Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and Awards granted hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, with interest, on the earlier of (A) the first business day of the seventh month following the Participant’s separation from service or (B) the date of the Participant’s death.

(d)    Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that the Plan and/or Awards granted hereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions (including, without limitation, amendments, policies, procedures and actions with retroactive effect) as the Committee determines are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the date of the grant. In any case, notwithstanding anything to the contrary, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and Awards granted hereunder (including, but not limited to, any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 17.    Term of the Plan.

(a)    Effective Date. The Plan shall be effective subject to, and as of the date of, its approval by the stockholders of the Company (such date, the “Effective Date”). Subject to approval of the Plan by the stockholders of the Company, no new awards will be granted under the Prior Plan on or following the Effective Date, except that outstanding awards previously granted under the Prior Plan shall continue unaffected and shall continue to be governed by the terms of the Prior Plan (including for purposes of satisfying the conditions of any available exemption from the deduction limit under Section 162(m) of the Code that may apply to awards granted under the Prior Plan).

(b)    Expiration Date. No Award will be granted under the Plan more than ten years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

PRELIMINARY SUBJECT TO COMPLETION PROXY CARD, DATED APRIL 17, 2019 ELDORADO RESORTS, INC. 100 WEST LIBERTY ST, SUITE 1150 RENO, NV 89501 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY PRELIMINARY PROXY CARD, DATED APRIL 17, 2019 For Withhold For All To withhold authority to vote for any SUBJECT TO COMPLETION All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR nominee(s) on the line below. the following: 0 0 0 1. COMPANY PROPOSAL: Election of Directors Nominees 01 Gary L. Carano 02 Frank J. Fahrenkopf, Jr 03 James B. Hawkins 04 Michael E. Pegram 05 Thomas R. Reeg 06 David P. Tomick 07 Roger P. Wagner 08 Bonnie Biumi 09 Gregory J. Kozicz The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain For Against Abstain 2 COMPANY PROPOSAL: RATIFY THE SELECTION OF ERNST 0 0 0 6 STOCKHOLDER PROPOSAL: NON-BINDING PROPOSAL 0 0 0 & YOUNG LLP AS THE INDEPENDENT REGISTERED REGARDING OPTING OUT OF NEVADA’S COMBINATIONS PUBLIC ACCOUNTING FIRM FOR THE COMPANY FRO THE WITH INTERESTED STOCKHOLDERS STATUTE FISCAL YEAR DECEMBER 31, 2019 3 COMPANY PROPOSAL: APPROVE THE AMENDED AND 0 0 0 7 STOCKHOLDER PROPOSAL: NON-BINDING PROPOSAL 0 0 0 RESTATED ELDORADO RESORTS, INC. 2015 EQUITY REGARDING SUPERMAJORITY VOTING STANDARDS INCENTIVE PLAN. 8 STOCKHOLDER PROPOSAL: NON-BINDING PROPOSAL 0 0 0 REGARDING SHAREHOLDER RIGHTS PLANS 4 COMPANY PROPOSAL: ADVISORY VOTE TO APPROVE 0 0 0 9 STOCKHOLDER PROPOSAL: NON-BINDING PROPOSAL 0 0 0 NAMED EXECUTIVE OFFICER COMPENSATION. REGARDING VOTING STANDARDS FOR DIRECTOR ELECTIONS The Board of Directors recommends you vote AGAINST proposals 5 through 9. For Against Abstain 5 STOCKHOLDER PROPOSAL: NON-BINDING PROPOSAL 0 0 0 NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME REGARDING OPTING OUT OF NEVADA’S ACQUISITION OF BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. CONTROLLING INTEREST STATUTE Please sign this WHITE proxy card exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000420202_1 R1.0.1.18

PRELIMINARY SUBJECT TO COMPLETION PROXY CARD, DATED APRIL 17, 2019 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com PRELIMINARY PROXY CARD, DATED APRIL 17, 2019 ELDORADO RESORTS, INC. SUBJECT TO COMPLETION Annual Meeting of Stockholders June 19, 2019 9:00 AM PST This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Thomas R. Reeg and Edmund L. Quatmann, Jr, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ELDORADO RESORTS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, PST on June 19, 2019 at the Eldorado Resort Casino, 345 N. Virginia, St., Reno, Nevada 89501, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. FOR ALL of Eldorado Resorts, Inc.’s director nominees in Proposal 1; FOR Proposal 2, 3 and 4 and AGAINST Proposals 5, 6, 7, 8 and 9. Continued and to be signed on reverse side 0000420202_2 R1.0.1.18